EXHIBIT 4.1

Execution Version

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013,

as Certificate Issuer

and

U.S. Bank National Association,

as Certificate Trustee and Securities Intermediary

CERTIFICATE INDENTURE

Dated as of June 20, 2013

$444,922,000

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013

PASS-THROUGH TRUST CERTIFICATES

i

TRUST INDENTURE ACT CROSS REFERENCE TABLE

TIA SECTION		INDENTURE SECTION
310	(a)(1)	6.08
	(a)(2)	6.08
	(a)(3)	6.19
	(a)(4)	6.14
	(a)(5)	6.08
	(b)	6.08 and 6.09
311	(a)	6.05
	(b)	6.05
312	(a)	2.07
	(b)	2.07
	(c)	2.07
313	(a)	2.07
	(b)(1)	2.07
	(b)(2)	2.07
	(c)	2.07
	(d)	2.07
314	(a)	2.07 and 9.01
	(b)	3.04 and 9.01
	(c)(1)	2.02 and 2.07
	(c)(2)	2.02
	(c)(3)	N/A
	(d)	2.02
	(e)	1.02
	(f)	1.02
315	(a)	6.03
	(b)	6.01
	(c)	6.03
	(d)	6.03(j)
	(e)	10.08
316	(a) (last sentence)	1.01(a) (definition of “Outstanding”)
	(a)(1)(A)	5.04
	(a)(1)(B)	5.05

TIA SECTION		INDENTURE SECTION
	(a)(2)	N/A
	(b)	5.06
	(c)	1.01(a) (definition of “Record Date”) and 1.01(e)
317	(a)(1)	5.03
	(a)(2)	5.03, 5.08 and 5.09
	(b)	4.01
318	(a)	10.08
	(b)	10.08
	(c)	10.08

**	“N/A” shall mean “not applicable.”

THIS CROSS REFERENCE TABLE SHALL NOT, FOR ANY PURPOSE,

BE DEEMED TO BE PART OF THIS INDENTURE.

CERTIFICATE INDENTURE, dated as of June 20, 2013, between FirstEnergy Ohio PIRB Special Purpose Trust 2013, a Delaware statutory trust (the “Certificate Issuer”) continued under the Declaration of Trust and U.S. Bank National Association, in its capacity as certificate trustee (the “Certificate Trustee”) and in its separate capacity as a securities intermediary (the “Securities Intermediary”).

RECITALS

The CEI Bond Issuer intends to issue the CEI Funding LLC Bonds (the “CEI Bonds”) with an aggregate principal amount of $232,046,000, consisting of Tranches A-1, A-2 and A-3 pursuant to the CEI Bond Indenture. The OE Bond Issuer intends to issue the OE Funding LLC Bonds (the “OE Bonds”) with an aggregate principal amount of $169,504,000, consisting of Tranches A-1, A-2 and A-3 pursuant to the OE Bond Indenture. The TE Bond Issuer intends to issue the TE Funding LLC Bonds (the “TE Bonds”) with an aggregate principal amount of $43,372,000, consisting of Tranches A-1, A-2 and A-3 pursuant to the TE Bond Indenture. In order to finance the purchase of the CEI Bonds pursuant to the CEI Bond Purchase Agreement, the OE Bonds pursuant to the OE Bond Purchase Agreement and the TE Bonds pursuant to the TE Bond Purchase Agreement, the Certificate Issuer shall issue, pursuant to this Certificate Indenture, its FirstEnergy Ohio PIRB Special Purpose Trust 2013 Certificates (the “Certificates”) with an aggregate principal amount of $444,922,000, consisting of Tranches A-1, A-2 and A-3, each of which shall represent a fractional undivided beneficial interest in the Bonds of the Bond Issuers and the proceeds thereof.

The Certificate Issuer has duly authorized the execution and delivery of this Certificate Indenture to provide the terms and conditions for the issuance of the Certificates. The Certificate Issuer is entering into this Certificate Indenture, and the Certificate Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

GRANTING CLAUSE

The Certificate Issuer hereby Grants to the Certificate Trustee, as Certificate Trustee for the benefit of the Holders of the Certificates, a security interest in all of the Certificate Issuer’s right, title and interest in and to the Trust Property, including the Bonds acquired pursuant to the Bond Purchase Agreements, together with all payments thereon and proceeds thereof, and other property constituting the Trust Property.

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Certificates, and to secure compliance with the provisions of this Certificate Indenture with respect to such Certificates, all as provided in this Certificate Indenture (the “Secured Obligations”). This Certificate Indenture constitutes a security agreement within the meaning of the UCC to the extent that, under Delaware law, the provisions of the UCC are applicable hereto.

The Certificate Trustee, as trustee on behalf of the Holders of the Certificates, acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties specifically required herein.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Certificates are to be issued, countersigned and delivered and that all of the Trust Property is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Certificate Issuer, for itself and any successor, does hereby covenant and agree to and with the Certificate Trustee and its successors in said trust, for the benefit of the Holders, as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

(a) For all purposes of this Certificate Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Certificate Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii) all references in this Certificate Indenture to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Certificate Indenture; and

(viii) whenever this Certificate Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Certificate Indenture. The following Trust Indenture Act terms used in this Certificate Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Certificates.

“indenture security holder” means a Certificateholder.

“indenture to be qualified” means this Certificate Indenture.

“indenture trustee” or “institutional trustee” means the Certificate Trustee.

“obligor” on the indenture securities means the Certificate Issuer and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Certificate Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

“Act,” when used with respect to any Certificateholder, has the meaning specified in Section 1.04.

“Administrators” means the CEI Administrator, the OE Administrator and the TE Administrator.

“Administrative Trustee” means The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company, collectively (in each case, in its capacity as a servicer).

“Authentication Agent” means the authentication agent appointed pursuant to Section 6.12.

“Authorized Agent” means any Paying Agent, Authentication Agent or Certificate Registrar.

“Authorized Representative” means, with respect to any entity, any Person who is authorized to act for such entity in matters relating to such entity and who is identified on the list of Authorized Representatives or Authorized Officers delivered by such entity to the Certificate Trustee on the Issuance Date (as such list may be modified or supplemented from time to time thereafter) and, with respect to the Certificate Issuer, means any Authorized Representative of the Delaware Trustee or any Administrative Trustee.

“Avoidable Tax” has the meaning set forth in Section 6.09(f).

“Basic Documents” means the CEI Basic Documents, the OE Basic Documents and the TE Basic Documents.

“Bond Event of Default” means, with respect to the CEI Bonds, the OE Bonds or the TE Bonds, any Event of Default (as such term is defined in the related Bond Indenture); provided that an Event of Default (as such term is defined in each Bond Indenture) under one of the Bond Indentures will not result in the occurrence of a Bond Event of Default under the other Bond Indentures.

“Bond Indentures” means the CEI Bond Indenture, the OE Bond Indenture and the TE Bond Indenture.

“Bond Issuers” means the CEI Bond Issuer, the OE Bond Issuer and the TE Bond Issuer.

“Bond Purchase Agreements” means the CEI Bond Purchase Agreement, the OE Bond Purchase Agreement and the TE Bond Purchase Agreement.

“Bond Trustees” means the CEI Bond Trustee, the OE Bond Trustee and the TE Bond Trustee.

“Bonds” means the CEI Bonds, the OE Bonds and the TE Bonds.

“Book-Entry Certificates” means, with respect to any Certificate, a beneficial interest in such Certificate, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.12.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Chicago, Illinois, St. Paul, Minnesota, Akron, Ohio, or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

“CEI Administrator” means Administrator as defined in the CEI Bond Indenture.

“CEI Basic Documents” means Basic Documents as defined in the CEI Bond Indenture.

“CEI Bond Indenture” means the Bond Indenture dated as of June 20, 2013, between the CEI Bond Issuer and the CEI Bond Trustee, as amended and supplemented from time to time.

“CEI Bond Issuer” means CEI Funding LLC, a Delaware limited liability company, and its successors in interest.

“CEI Bond Purchase Agreement” means the Bond Purchase Agreement dated as of June 20, 2013 between the CEI Bond Issuer and the Certificate Issuer, as the same may be amended or supplemented from time to time.

“CEI Bond Trustee” means the Person acting as Bond Trustee under the CEI Bond Indenture.

“CEI Bonds” has the meaning set forth in the recitals to this Certificate Indenture.

“CEI Collateral” means Collateral as defined in the CEI Bond Indenture.

“CEI Phase-In-Recovery Property” means Phase-In-Recovery Property as defined in the CEI Servicing Agreement.

“CEI Sale Agreement” means the Phase-In-Recovery Property Purchase and Sale Agreement dated as of June 20, 2013, between the CEI Seller and the CEI Bond Issuer, as amended and supplemented from time to time.

“CEI Seller” means The Cleveland Electric Illuminating Company, an Ohio corporation, and its permitted successors and assigns under the CEI Sale Agreement.

“CEI Servicer” means The Cleveland Electric Illuminating Company, an Ohio corporation, in its capacity as servicer under the CEI Servicing Agreement, including its successors in interest, until a successor Person shall have become the servicer pursuant to the CEI Servicing Agreement, and thereafter “CEI Servicer” shall mean such successor Person.

“CEI Servicing Agreement” means the Phase-In-Recovery Property Servicing Agreement dated as of June 20, 2013, between the CEI Servicer and the CEI Bond Issuer, as amended and supplemented from time to time.

“Certificate Account” means, with respect to any Tranche of Certificates, each deposit account and securities account established and maintained with respect to such Tranche of Certificates pursuant to Section 4.01(a).

“Certificate Indenture” means this instrument as originally executed and, as from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended or both, and shall include the forms and terms of the Certificates established hereunder.

“Certificate Owner” means the Person who owns a Book-Entry Certificate.

“Certificate Register” has the meaning set forth in Section 2.06.

“Certificate Registrar” means, initially, the Certificate Trustee, pursuant to Section 2.06, and any successor registrar that meets the eligibility standards specified in Section 6.12(b).

“Certificate Trustee” means U.S. Bank National Association, as Certificate Trustee under this Certificate Indenture, and its successors in interest, and any successor Certificate Trustee appointed as provided herein.

“Certificate Trustee Expenses” has the meaning set forth in Section 6.07.

“Certificate Trustee Indemnified Persons” has the meaning set forth in Section 6.07.

“Certificateholder” or “Holder” means the Person in whose name a Certificate is registered on the Certificate Register.

“Certificates” has the meaning set forth in Section 2.01(a).

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

“Collateral” means the CEI Collateral, the OE Collateral and the TE Collateral.

“Corporate Trust Office” means the office of the Certificate Trustee at which at any particular time this Certificate Indenture shall be administered, which office at the date of the execution of this Certificate Indenture is located at 190 South LaSalle Street, 7th Floor, Mail Code MK-IL-SL7R, Chicago, IL 60603, Attention: FirstEnergy Ohio PIRB Special Purpose Trust 2013, or at such other address as the Certificate Trustee may designate from time to time by notice to the Certificateholders and the Certificate Issuer, or the principal corporate trust office of any successor Certificate Trustee (the address of which the successor Certificate Trustee will notify the Certificateholders and the Certificate Issuer).

“Declaration of Trust” means the Amended and Restated Declaration of Trust, relating to the continuation of the Certificate Issuer, dated as of June 20, 2013 by U.S. Bank Trust National Association, as Delaware Trustee, CEI Funding LLC, OE Funding LLC and TE Funding LLC, acting jointly as settlors thereunder, and the Administrative Trustee, as the same may be further amended, supplemented or otherwise modified from time to time.

“Defaulting Bond Issuer” means a Bond Issuer for which a Bond Event of Default has occurred and is continuing.

“Definitive Certificates” has the meaning set forth in Section 2.12(a).

“Distribution Date” means, with respect to the Certificates, a Payment Date with respect to the Bonds.

“DTC Agreement” means the agreement between the Certificate Trustee, on behalf of the Certificate Issuer, and The Depository Trust Company, as the initial Clearing Agency, dated as of June 11, 2013, relating to the Certificates, as the same may be amended and supplemented from time to time. The Certificate Trustee is hereby directed to execute and deliver the DTC Agreement on behalf of the Certificate Issuer.

“Eligible Account” means a segregated trust account with an Eligible Institution.

“Eligible Institution” means (a) the corporate trust department of the Certificate Trustee so long as any securities of the Certificate Trustee have either a short-term credit rating from Moody’s of at least “P-1” or a long-term unsecured debt rating from Moody’s of at least “A2” and have a credit rating from each other rating agency in one of its generic categories which signifies investment grade, or (b) a depository institution organized under the laws of the United States of America, any State or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term issuer rating of “AA-” or higher by Standard & Poor’s and “A2” or higher by Moody’s and, if rated by Fitch, the equivalent of the lower of those two ratings by Fitch or (B) a short-term issuer rating of “A-1+” or higher by Standard & Poor’s and “P-1” or higher by Moody’s and, if Fitch provides a rating thereon, “F1+” by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to Standard & Poor’s and Moody’s and (ii) whose deposits are insured by the FDIC. If so qualified under clause (b) above, the Certificate Trustee may be considered an Eligible Institution for the purposes of clause (a) of the definition of Eligible Account.

“Eligible Investments” mean instruments and investment property denominated in United States currency which mature on or before the business day preceding the next payment date and meet the criteria described below:

(a) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit and bankers’ acceptances of Eligible Institutions (including the Certificate Trustee in its commercial capacity);

(c) commercial paper (other than commercial paper of The Cleveland Electric Illuminating Company, Ohio Edison Company or The Toledo Edison Company and their respective affiliates) having, at the time of the investment or contractual commitment, a rating of not less than “A-1” from Standard & Poor’s, not less than “P-1” by Moody’s and not less than F1 by Fitch (including commercial paper issued by the Certificate Trustee);

(d) money market funds which have the highest rating from each of the Rating Agencies from which a rating is available (including funds for which the Certificate Trustee or any of its Affiliates is an investment manager or advisor);

(e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with Eligible Institutions;

(f) repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or a registered broker-dealer, acting as principal and that meets certain ratings criteria set forth below:

(i) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by Standard & Poor’s and, if Fitch provides a rating thereon, “F-1+” by Fitch, and the long-term debt obligations of which are rated at least “Aa3” by Moody’s, in each case at the time of entering into this repurchase obligation, or

(ii) an unrated broker/dealer acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by Standard & Poor’s and, if Fitch provides a rating thereon, “F-1+” by Fitch, and the long-term debt obligations of which are rated at least “Aa3” by Moody’s, in each case at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; and

(g) any other investment permitted by each of the Rating Agencies.

“Event of Default” has the meaning set forth in Section 5.01.

“FDIC” means the Federal Deposit Insurance Corporation or any successor.

“Fee and Indemnity Agreement” means the fee and indemnity agreement dated as of June 20, 2013, among the Bond Issuers, the Delaware Trustee, the Certificate Trustee and the Certificate Issuer.

“financial asset” has the meaning given such term in Section 8-102(a)(9) of the UCC.

“Final Maturity Date” means, with respect to any Tranche of Certificates, the Final Maturity Date of the corresponding Tranches of Bonds.

“Interest Rate” has the meaning set forth in Section 2.01(b).

“investment property” has the meaning given such term in the UCC.

“Minimum Denomination” means $100,000 or integral multiples of $1,000 in excess thereof, except for one Certificate of each Tranche which may be of a smaller denomination.

“OE Administrator” means Administrator as defined in the OE Bond Indenture.

“OE Basic Documents” means Basic Documents as defined in the OE Bond Indenture.

“OE Bond Indenture” means the Bond Indenture dated as of June 20, 2013, between the OE Bond Issuer and the OE Bond Trustee, as amended and supplemented from time to time.

“OE Bond Issuer” means OE Funding LLC, a Delaware limited liability company, and its successors in interest

“OE Bond Purchase Agreement” means the Bond Purchase Agreement dated as of June 20, 2013, between the OE Bond Issuer and the Certificate Issuer, as the same may be amended or supplemented from time to time.

“OE Bond Trustee” means the Person acting as Bond Trustee under the OE Bond Indenture.

“OE Bonds” has the meaning set forth in the recitals to this Certificate Indenture.

“OE Collateral” means Collateral as defined in the OE Bond Indenture.

“OE Phase-In-Recovery Property” means Phase-In-Recovery Property as defined in the OE Servicing Agreement.

“OE Sale Agreement” means the Phase-In-Recovery Property Purchase and Sale Agreement dated as of June 20, 2013, between the OE Seller and the OE Bond Issuer, as amended and supplemented from time to time.

“OE Seller” means Ohio Edison Company, an Ohio corporation, and its permitted successors and assigns under the OE Sale Agreement.

“OE Servicer” means Ohio Edison Company, an Ohio corporation, in its capacity as servicer under the OE Servicing Agreement, including its successors in interest, until a successor Person shall have become the servicer pursuant to the OE Servicing Agreement, and thereafter “OE Servicer” shall mean such successor Person.

“OE Servicing Agreement” means the Phase-In-Recovery Property Servicing Agreement dated as of June 20, 2013, between the OE Servicer and the OE Bond Issuer, as amended and supplemented from time to time.

“Officer’s Certificate” means a certificate signed by any Authorized Representative of the Certificate Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 1.02, and delivered to the Certificate Trustee.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in this Certificate Indenture, be an employee of or counsel to the Certificate Issuer and who shall be reasonably satisfactory to the Certificate Trustee, and which opinion or opinions shall be addressed to the Certificate Trustee, as trustee, shall comply with any applicable requirements of Section 1.02, and shall be in form and substance reasonably satisfactory to the Certificate Trustee.

“Original Principal Amount” means, with respect to any Certificate, the amount set forth as such on the face of such Certificate on the date of its issuance.

“Outstanding” means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Certificate Indenture except:

(i) Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

(ii) Certificates or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Certificate Trustee or any Paying Agent in trust for the Holders of such Certificates; and

(iii) Certificates in exchange for or in lieu of other Certificates that have been authenticated and delivered pursuant to this Certificate Indenture unless proof satisfactory to the Certificate Trustee is presented that any such Certificates are held by a bona fide purchaser;

In determining whether the Holders of the requisite Outstanding Amount of the Certificates or any Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Certificates owned by any Bond Issuer, the Certificate Issuer, any other obligor upon the Certificates, any Seller, or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Certificate Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that a Responsible Officer of the Certificate Trustee actually knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Certificate Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not either Bond Issuer, any other obligor upon the Certificates, the Certificate Issuer, any Seller, or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Certificates, or, if the context requires, all Certificates of a Tranche, Outstanding at the date of determination.

“Paying Agent” means the Certificate Trustee or any other Person that meets the eligibility standards specified in Section 6.12(b) and is authorized by the Certificate Issuer (with the prior written approval of the Bond Issuers) to make distributions of principal of or interest with respect to the Certificates.

“Payment” means, with respect to any Bonds, any payment (other than a Special Payment) of principal of or interest thereon.

“Payment Date” means, with respect to any Bonds, the date or dates specified as Payment Dates therefor in the Bond Indenture for such Bonds.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Phase-In-Recovery Property” means the CEI Phase-In-Recovery Property, the OE Phase-In-Recovery Property and the TE Phase-In-Recovery Property.

“Record Date” means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date or, if Definitive Certificates are issued, the last day of the calendar month preceding the calendar month in which such Distribution Date occurs.

“Request” means a written request by the Certificate Issuer setting forth the subject matter of the request accompanied by an Officer’s Certificate and an Opinion of Counsel as provided in Section 1.02.

“Responsible Officer” means, with respect to the Certificate Trustee or the Delaware Trustee, as applicable, any officer assigned to the Corporate Trust Office, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or Trust Officer or any other officer of the Certificate Trustee or Delaware Trustee, as applicable, customarily performing functions similar to those performed by any of the above designated officers in each case, having direct responsibility for the administration of this Certificate Indenture, or, in the case of the Delaware Trustee, the Declaration of Trust.

“Sale Agreements” means the CEI Sale Agreement, the OE Sale Agreement and the TE Sale Agreement.

“Scheduled Final Distribution Date” means, with respect to any Tranche of Certificates, the Scheduled Maturity Date of the related Tranche of Bonds.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Secured Obligations” has the meaning set forth in the Granting Clause to this Certificate Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“securities account” means any Certificate Account that constitutes a “securities account” as defined in Section 8-501 of the UCC.

“Securities Intermediary” means U.S. Bank National Association, a national banking association, solely in its capacity as a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC, or any successor securities intermediary.

“Security Entitlement” means “security entitlement” as defined in Section 8-102(a)(17) of the UCC, with respect to financial assets now or hereafter credited to a securities account.

“Sellers” means the CEI Seller, the OE Seller and the TE Seller.

“Servicers” means the CEI Servicer, the OE Servicer and the TE Servicer.

“Servicing Agreements” means the CEI Servicing Agreement, the OE Servicing Agreement and the TE Servicing Agreement.

“Special Distribution Date” means, with respect to the distribution of any Special Payment with respect to any Tranche of Bonds of any Bond Issuer, the later of (i) the date receipt of such Special Payment is confirmed by the Certificate Trustee and (ii) the date that is the earlier of (A) if the Certificate Trustee shall have received such Special Payment without prior notice thereof, 20 days after such receipt is confirmed or (B) unless such Special Payment represents the proceeds of a sale of such Bonds by the Certificate Trustee (in which event the Special Distribution Date for such proceeds shall be the earliest date for which it is practicable for the Certificate Trustee to give the 20-day notice required by Section 4.02(d)), the date that is 20 days after the Certificate Trustee receives notice from any Bond Issuer of the anticipated payment of such Special Payment.

“Special Payment” means, with respect to any Tranche of Bonds of any Bond Issuer, (i) any payment of principal of, or interest on (including any interest accruing upon default), or any other amount in respect of, the Bonds of such Bond Issuer of such Tranche that is paid more than five days after the Payment Date applicable thereto or (ii) any proceeds from the sale of such Bonds by the Certificate Trustee pursuant to Article V hereof or any amounts recovered from the institution of any judicial proceeding by the Certificate Trustee pursuant to Section 5.03 hereof.

“Special Record Date” means, with respect to any Special Distribution Date, the close of business on the 15th day (whether or not a Business Day) preceding such Special Distribution Date.

“State Pledge” means the pledge and agreement made by the State of Ohio to the Bond Issuers and Holders of the Bonds pursuant to Section 4928.2315 of the Statute.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C., Section 3801 et seq., as the same may be amended from time to time and any successor statute.

“TE Administrator” means Administrator as defined in the TE Bond Indenture.

“TE Basic Documents” means Basic Documents as defined in the TE Bond Indenture.

“TE Bond Indenture” means the Bond Indenture dated as of June 20, 2013, between the TE Bond Issuer and the TE Bond Trustee, as amended and supplemented from time to time.

“TE Bond Issuer” means TE Funding LLC, a Delaware limited liability company, and its successors in interest

“TE Bond Purchase Agreement” means the Bond Purchase Agreement dated as of June 20, 2013, between the TE Bond Issuer and the Certificate Issuer, as the same may be amended or supplemented from time to time.

“TE Bond Trustee” means the Person acting as Bond Trustee under the TE Bond Indenture.

“TE Bonds” has the meaning set forth in the recitals to this Certificate Indenture.

“TE Collateral” means Collateral as defined in the TE Bond Indenture.

“TE Phase-In-Recovery Property” means Phase-In-Recovery Property as defined in the TE Servicing Agreement.

“TE Sale Agreement” means the Phase-In-Recovery Property Purchase and Sale Agreement dated as of June 20, 2013, between the TE Seller and the TE Bond Issuer, as amended and supplemented from time to time.

“TE Seller” means The Toledo Edison Company, an Ohio corporation, and its permitted successors and assigns under the TE Sale Agreement.

“TE Servicer” means The Toledo Edison Company, an Ohio corporation, in its capacity as servicer under the TE Servicing Agreement, including its successors in interest, until a successor Person shall have become the servicer pursuant to the TE Servicing Agreement, and thereafter “TE Servicer” shall mean such successor Person.

“TE Servicing Agreement” means the Phase-In-Recovery Property Servicing Agreement dated as of June 20, 2013, between the TE Servicer and the TE Bond Issuer, as amended and supplemented from time to time.

“Tranche” means any one of the Tranches of Certificates and, with respect to the Bonds, any one of the Tranches of Bonds of a Bond Issuer.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Property” means the Bonds of each of the Bond Issuers held as the property of the Certificate Issuer and all monies at any time paid thereon and all monies due and to become due thereunder, all rights of the Certificate Trustee or the Certificate Issuer, as holder of such Bonds, in and to the Collateral of each such Bond Issuer and any proceeds thereof, all funds and investment property from time to time deposited in the Certificate Accounts of the Certificate Issuer in respect of each Tranche of Certificates, all Certificate Accounts of the Certificate Issuer in respect of each Tranche of Certificates, all proceeds from the sale by the Certificate Trustee pursuant to Article V hereof of Bonds of any Bond Issuer and all amounts recovered by the Certificate Trustee from the institution by the Certificate Trustee of any judicial proceeding pursuant to Section 5.03 hereof, and all proceeds of each of the foregoing.

“Underwriters” means the underwriters who purchase the Certificates from the Certificate Issuer and sell the Certificates in a public offering.

(b) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth in the Bond Indentures as in effect on the Issuance Date for all purposes of this Certificate Indenture.

Term	Section of Bond Indenture
Affiliate	1.01
Cap	1.01
Capital Subaccount	1.01
Code	1.01
Delaware Trustee	1.01
Excess Funds Subaccount	1.01
Exchange Act	1.01
Expected Amortization Schedule	1.01
Final Maturity Date	1.01
Financing Order	1.01
Fitch	1.01
Grant	1.01
Issuance Date	1.01
Lien	1.01
Moody’s	1.01
PUCO	1.01
Rating Agency	1.01
Rating Agency Condition	1.01
Required Capital Level	1.01
Scheduled Final Payment Date	1.01
Standard & Poor’s	1.01
Statutory Lien	1.01
State	1.01
Statute	1.01
UCC	1.01
Underwriting Agreement	1.01

Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Certificate Issuer to the Certificate Trustee to take any action under any provision of this Certificate Indenture, the Certificate Issuer shall furnish to the Certificate Trustee an Officer’s Certificate stating that, in the opinion of the signer thereof, all conditions precedent, if any, provided for in this Certificate Indenture relating to the proposed action have been complied with and, if requested by the Certificate Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Certificate Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Certificate Indenture shall include:

(a) a statement that each signatory of such certificate or opinion has read or caused to be read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Certificate Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Representative of the Certificate Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Representative or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of any Servicer, any Seller, any Bond Issuer or any Administrator, stating that the information with respect to such factual matters is in the possession of such Servicer, such Seller, such Bond Issuer or such Administrator, as the case may be, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Whenever in this Certificate Indenture, in connection with any application or certificate or report to the Certificate Trustee, it is provided that the Certificate Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Certificate Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report

(as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Certificate Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Certificate Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Certificate Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Certificateholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Certificate Indenture to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by their agents duly appointed in writing; and except as herein otherwise expressly provided such request, demand, authorization, direction, notice, consent, waiver or other action shall become effective when such instrument or instruments are delivered to the Certificate Trustee, and, where it is hereby expressly required, to the Certificate Issuer and one or both of the Bond Trustees. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Certificate Indenture and (subject to Article VI) conclusive in favor of the Certificate Trustee, the Certificate Issuer and the Bond Trustees, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Certificate Trustee deems sufficient.

(c) The ownership of Certificates shall be proved by the Certificate Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificates shall bind the Holder of every Certificate issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Certificate Trustee, the Certificate Issuer or the Bond Trustees in reliance thereon, whether or not notation of such action is made upon such Certificate.

(e) The Certificate Issuer may at its option by delivery of an Officer’s Certificate to the Certificate Trustee set a record date to determine the Holders of any Tranche of Certificates entitled to give any consent, request, demand, authorization, direction, notice, waiver or other Act. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer’s Certificate, which shall be the date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other Act may be given before or after such record date, but only the Holders of Certificates of the applicable Tranche at the close of business on such record date shall be deemed to be Certificateholders of such Tranche for the purposes of determining whether Holders of the requisite aggregate Outstanding Amount of Certificates of such Tranche have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other Act, and for that purpose the aggregate Outstanding Amount of Certificates of such Tranche shall be computed as of such record date, but that no such consent, request, demand, authorization, direction, notice, waiver or other Act by the Holders of Certificates of such Tranche on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Certificate Indenture not later than one year after the record date.

(f) Except as otherwise provided in the definition of Outstanding, Certificates of any Tranche owned by or pledged to any Person shall have an equal and proportional benefit under the provisions of this Certificate Indenture, without preference, priority or distinction as among all of the Certificates of that Tranche.

ARTICLE II

THE CERTIFICATES

Section 2.01 Terms of the Certificates.

(a) Authorization; Designation. The issuance of the Certificates is hereby authorized and the Certificates shall be designated generally as the FirstEnergy Ohio PIRB Special Purpose Trust 2013 Certificates (the “Certificates”), and further designated as Tranches A-1, A-2 and A-3. Each such Tranche shall be in an aggregate principal amount equal to the aggregate of the corresponding Tranche of Bonds set forth in each of the Bond Purchase Agreements. Holders of each Tranche of Certificates will receive payments received by the Certificate Issuer on the corresponding Tranche of Bonds of each Bond Issuer (with payments of principal due and payable on the Bonds of a Bond Issuer as a result of an Event of Default (assuming all Bonds have been declared immediately due and payable) under that Bond Issuer’s Bond Indenture, or upon the Final Maturity Date, to be paid pro rata based on the respective principal amounts of such Bonds). Certificateholders may also receive payments as a result of a sale by the Certificate Trustee of any Bond pursuant to Article V hereof or as a result of the institution by the Certificate Trustee of a judicial proceeding pursuant to Section 5.03. Such payments shall be allocated in accordance with Section 4.02(c). Separate and distinct records (including tax records) shall be maintained by the Certificate Issuer for each Tranche of Certificates and the corresponding Tranches of Bonds associated with each such Tranche of Certificates shall be held, maintained and accounted for separately from the Tranches of Bonds corresponding to any other Tranche of Certificates. Except as set forth above, the payments received on the Tranches of Bonds corresponding to each Tranche of Certificates shall not be applied to payments with respect to any other Tranche of Certificates.

(b) Initial Principal Amount; Certificate Interest Rate; Scheduled Final Distribution Date; Final Maturity Date. The Certificates of each Tranche shall have the initial principal amount, bear interest at the rates per annum and shall have Scheduled Final Distribution Dates and Final Maturity Dates as set forth below:

Tranche	Initial Principal Amount	Certificate Interest Rate	Scheduled Final Distribution Date	Final Maturity Date
A-1	$111,971,000	0.679%	1/15/2017	1/15/2019
A-2	$70,468,000	1.726%	1/15/2020	1/15/2022
A-3	$262,483,000	3.450%	1/15/2034	1/15/2036

The Interest Rate of the Certificates shall be computed on the basis of a 360-day year of twelve 30-day months. The Certificates shall be issued in not less than Minimum Denominations.

Section 2.02 Issuance of Certificates. On the Issuance Date, the Certificate Issuer, subject to the provisions of this Certificate Indenture and each of the Bond Purchase Agreements, shall issue, and the Delaware Trustee shall execute on behalf of the Certificate Issuer and the Certificate Trustee shall authenticate and deliver, in fully registered form only, the Tranche A-1, A-2 and A-3 Certificates, each such Tranche of Certificates associated with the corresponding Tranche of Bonds of each Bond Issuer issued on such Issuance Date, all in accordance with each of the Bond Purchase Agreements. Each Certificate represents a fractional undivided beneficial interest in the Trust Property. Prior to the execution and authentication of the Tranche A-1, A-2 and A-3 Certificates, the Certificate Trustee shall have received the following or the following shall have otherwise been satisfied, upon which the Certificate Trustee may conclusively rely to the extent permitted to so rely under Article VI hereof:

(a) As to each Tranche of Certificates to be issued, the corresponding Tranche of Bonds of each Bond Issuer, duly executed by each such Bond Issuer and authenticated by the Bond Trustee for each such Bond Issuer;

(b) A certificate of an Authorized Representative of each Bond Issuer to the effect that all conditions required to be satisfied under Section 2.10 of its Bond Indenture for the issuance of its respective Tranches of Bonds and all conditions required to be satisfied under its Bond Purchase Agreement for the purchase of each Tranche of its Bonds by the Certificate Issuer in each case on behalf and in respect of a specific Tranche of Certificates have been satisfied, together with executed copies of all documents, certificates, opinions, orders or approvals establishing satisfaction of such conditions;

(c) An order of an Authorized Representative of the Certificate Issuer (i) directing the Delaware Trustee on behalf of the Certificate Issuer to execute and deliver this Certificate Indenture to be executed in connection with the Certificates to be issued hereunder, (ii) directing the Delaware Trustee on behalf of the Certificate Issuer to execute and deliver the Bond Purchase Agreements and (iii) directing the Delaware Trustee to execute and deliver on behalf of the Certificate Issuer, and the Certificate Trustee to authenticate, as Authentication Agent, global Certificates, each to be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), and to confirm its custody of the Certificates to DTC in New York, New York so that the Certificates may be credited to or upon the order of the Underwriters named in said order for the purchase price specified therein and directing the application of the proceeds thereof;

(d) An Opinion of Counsel, portions of which may be delivered by counsel to the Certificate Issuer and portions of which may be delivered by counsel to the Certificate Trustee or other counsel satisfactory to the Certificate Trustee, dated the Issuance Date in each case subject to the customary exceptions, qualifications and assumptions contained therein (which may include, for the purpose of the Issuance Date, the assumption that the Financing Order has been duly authorized by the PUCO and is in full force and effect), to the effect that:

(i) this Certificate Indenture has been duly authorized, executed and delivered by the Certificate Issuer and Certificate Trustee;

(ii) this Certificate Indenture constitutes a valid and binding agreement of the Certificate Issuer and Certificate Trustee, enforceable in accordance with its terms except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), including that the availability of specific enforcement or injunctive relief is subject to the discretion of the court before which any such proceeding is brought;

(iii) all instruments furnished to the Certificate Trustee as conditions precedent to the authentication and delivery of the Certificates conform to the requirements of this Certificate Indenture and constitute all documents required to be delivered thereunder to authorize the Certificate Trustee to execute, authenticate and deliver the Certificates;

(iv) the Certificates to be issued have been duly authorized and executed and, when authenticated in accordance with the provisions of this Certificate Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement dated June 12, 2013, among the Certificate Issuer, Sellers, the Bond Issuers and the underwriters named therein, will represent valid, fully paid and nonassessable undivided beneficial interests in the Trust Property, entitled to the benefits of this Certificate Indenture;

(v) each Bond Purchase Agreement has been duly executed and delivered by the Delaware Trustee on behalf of the Certificate Issuer and, assuming due authorization, execution and delivery thereof by the Bond Issuer party to such Bond Purchase Agreement, constitutes a legal, valid and binding agreement of the Certificate Issuer, enforceable against the Certificate Issuer in accordance with its terms except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), including that the availability of specific enforcement or injunctive relief is subject to the discretion of the court before which any such proceeding is brought;

(vi) the Certificate Issuer is a duly formed and validly existing statutory trust under the Statutory Trust Statute and is in good standing;

(vii) this Certificate Indenture has been duly qualified under the Trust Indenture Act or no such qualification is necessary;

(viii) each Bond Issuer constitutes an “assignee” under Section 4928.23(B) of the Statute, the Bonds constitute “bonds” under Section 4928.23(C) of the Statute, the holders of the Bonds are entitled to the rights and benefits under Sections 4928.235 and 4928.2315 of the Statute, the pledge of the Trust Property to secure the Secured Obligations is permitted under the Statute, and the Certificate Trustee, in its own name and as trustee of an express trust, as holder of the Bonds, shall be, to the extent permitted by applicable state and federal law, entitled to enforce such Sections of the Statute;

(ix) for Federal income tax purposes, the Certificate Issuer is not a business entity classified as a corporation or a publicly traded partnership treated as a corporation, but is a “grantor trust” not taxable as a corporation;

(x) the Statute creates, upon the effective date of the Financing Order, a first priority lien in the Phase-In-Recovery Property securing all obligations, then existing or subsequently arising, to the Holders of the Bonds in respect of such Bonds or to the Bond Trustees in their capacity as such;

(xi) (i) the provisions of this Certificate Indenture create a valid security interest securing the Secured Obligations in favor of the Certificate Trustee in all right, title and interest of the Certificate Issuer in the Trust Property, (ii) the financing statement to be filed with the Delaware Secretary of State includes all of the information required by Section 9-502(a) of the UCC, (iii) the financing statement has been or will be presented for filing and all filing fees required in connection therewith have been or will be paid, (iv) the security interest granted by the Certificate Issuer under this Certificate Indenture which can be perfected by the filing of a financing statement under the UCC is or will be perfected, (v) the provisions of the Certificate Indenture are effective to create in favor of the Certificate Trustee a perfected security interest in the Certificate Accounts, and (vi) the delivery to and continued possession by the Certificate Trustee of the Bonds creates in favor of the Certificate Trustee a perfected security interest in the Bonds;

(xii) the Certificate Issuer is not an “investment company” or under the “control” of an “investment company” as such terms are defined under the Investment Company Act of 1940, as amended;

(xiii) such other matters as the Certificate Trustee may reasonably require.

(e) Sufficient funds to pay the purchase price for the Bonds of each Bond Issuer, as specified in Section 1(b) of the respective Bond Purchase Agreements;

(f) The Certificate Trustee shall receive a letter from each Rating Agency confirming that the Certificates have received the ratings from the Rating Agencies required by the Underwriting Agreement as a condition to the issuance of the Certificates;

(g) The Certificate Issuer shall have made or caused to be made, or shall make or cause to be made, all filings with the Delaware Secretary of State and all other filings necessary to perfect the Grant of the Trust Property to the Certificate Trustee and the Lien of this Indenture; and

(h) Payment of the purchase price for the Certificates by the Underwriters shall constitute satisfaction of the conditions set forth in Section 2.02(a) through (g).

Section 2.03 Form, Denomination and Execution of Certificates. The Certificates shall be issued in registered form without coupons and shall be substantially in the form attached hereto as Exhibit A, with the following filled in: (a) the designation of the Tranches thereof, which shall be the same designation as the related Tranche or Tranches of Bonds of each Bond Issuer, (b) the Certificate number or numbers thereof, (c) the date of authentication thereof, which shall be the same as the Issuance Date of the related Tranche or Tranches of Bonds of each Bond Issuer, and (d) the Original Principal Amount thereof, which shall equal, in the aggregate, the aggregate principal amount of the Bonds of the Bond Issuers; and with such omissions, variations and insertions as are permitted by this Certificate Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon as may be required to comply with the rules of any securities exchange on which any Tranche or Tranches of the Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Certificate Trustee or by the Certificate Issuer (with the prior written approval of the Bond Issuers), and as evidenced by the execution and authentication of such Certificates.

Except as provided in Section 2.12, the definitive Certificates of each Tranche shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificates of such Tranche may be listed, as evidenced by an order by an Authorized Representative of the Certificate Issuer, relating to the authentication of such Certificates by the Certificate Trustee.

The Certificates of each Tranche shall be issued in not less than Minimum Denominations.

The Certificates shall be executed on behalf of the Certificate Issuer by the Delaware Trustee by manual or facsimile signature of a Responsible Officer of the Delaware Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Certificate Issuer shall be validly issued by the Certificate Issuer, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Certificate Indenture, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed by the Certificate Trustee (or any Authentication Agent) by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Each of the Certificates issued in accordance with this Certificate Indenture shall represent valid, fully paid and nonassessable undivided beneficial interests in the Trust Property, entitled to the benefits of this Certificate Indenture.

Section 2.04 Authentication of Certificates. Subject to satisfaction of the conditions in Section 2.02, the Certificate Trustee shall duly authenticate and deliver Certificates of each Tranche in authorized denominations equaling, in the aggregate for each Tranche of Certificates, the aggregate initial principal amount of the Bonds of such Tranche.

Section 2.05 Temporary Certificates. Pending the preparation of definitive Certificates of any Tranche, the Delaware Trustee on behalf of the Certificate Issuer may execute, and the Certificate Trustee or any Authentication Agent upon written order of the Certificate Issuer shall authenticate and deliver, temporary Certificates of such Tranche that are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Certificate Issuer may determine, as evidenced by the execution of such temporary Certificates by the Delaware Trustee on behalf of the Certificate Issuer.

If temporary Certificates of any Tranche are issued, the Certificate Issuer will cause definitive Certificates of such Tranche to be prepared without unreasonable delay. After the preparation of definitive Certificates of such Tranche, the temporary Certificates shall be exchangeable for definitive Certificates of such Tranche upon surrender of the temporary Certificates at the Corporate Trust Office of the Certificate Trustee, or at the office or agency of the Certificate Trustee maintained in accordance with Section 6.12, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Delaware Trustee on behalf of the Certificate Issuer shall execute and the Certificate Trustee shall authenticate and deliver in exchange therefor definitive Certificates (of the same Tranche as the temporary Certificates surrendered) of authorized denominations of a like aggregate Original Principal Amount. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Certificate Indenture as definitive Certificates of the same Tranche.

Section 2.06 Registration of Transfer and Exchange of Certificates. The Certificate Trustee shall cause to be kept at the office of agency to be maintained by it in accordance with the provisions of Section 6.12 a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Trustee shall initially be the registrar (the “Certificate Registrar”) for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Subject to this Section 2.06, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency maintained by the Certificate Trustee in accordance with Section 6.12, the Delaware Trustee on behalf of the Certificate Issuer shall execute, and the Certificate Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Certificates (of the same Tranche as the Certificates surrendered for registration of transfer) in authorized denominations of a like aggregate Original

Principal Amount, but that if any such surrendered Certificate shall have become or within 15 days shall be due and payable, instead of issuing a replacement Certificate, the Certificate Trustee may pay such surrendered Certificate when so due and payable or upon the Special Distribution Date without surrender thereof.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates (of the same Tranche as the Certificates surrendered for registration of exchange) of authorized denominations of a like aggregate Original Principal Amount, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Delaware Trustee on behalf of the Certificate Issuer shall execute, and the Certificate Trustee shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.

Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Certificate Trustee and the Certificate Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Certificate Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Certificate Trustee in accordance with its customary practices.

The preceding provisions of this Section notwithstanding, the Certificate Issuer shall not be required to make and the Certificate Registrar need not register transfers or exchanges of any Certificate for a period of 15 days preceding the date for any payment with respect to the Certificate.

Section 2.07 Certificateholders’ Lists and Reports by Certificate Trustee.

(a) The Certificate Issuer To Furnish Certificate Trustee with Names and Addresses of Certificateholders. The Certificate Registrar on behalf of the Certificate Issuer will furnish or cause to be furnished to the Certificate Trustee within 15 days after each Record Date, and at such other times as the Certificate Trustee may request in writing, within 30 days after receipt by the Certificate Issuer of any such request, a list, in such form as the Certificate Trustee may reasonably require, of all information in the possession or control of the Certificate Issuer as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished. So long as the Certificate Trustee is the sole Certificate Registrar and a copy of the Certificate Register is being furnished to the Certificate Trustee pursuant to Section 6.12, no such list need be furnished.

Upon the written request of any Certificateholder or Certificateholders of record holding Certificates evidencing not less than ten percent of the aggregate Outstanding Amount of Certificates, the Certificate Trustee shall afford such Certificateholder or Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under this Certificate Indenture.

(b) Preservation of Information. The Certificate Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Certificate Trustee as provided in Section 6.12 or Section 2.07(a), as the case may be, and the names and addresses of Certificateholders received by the Certificate Trustee in its capacity as Certificate Registrar, if so acting. The Certificate Trustee may destroy any list furnished to it as provided in Section 6.12 or Section 2.07(a), as the case may be, upon receipt of a new list so furnished.

(c) Communications Among Certificateholders. Certificateholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Certificateholders with respect to their rights under this Certificate Indenture or under the Certificates.

(d) Reports by Certificate Trustee. To the extent that any of the events described in Section 313(a) of the Trust Indenture Act shall have occurred, within 60 days after December 31 of each year, commencing with the year 2013, the Certificate Trustee shall transmit to the Certificateholders (and make available on its website, currently https://www.usbank.com/abs), as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such December 31, if required by Section 313(a) of the Trust Indenture Act. The Certificate Trustee also shall comply with Section 313 (b) of the Trust Indenture Act.

A copy of each report at the time of its transmission to Certificateholders shall be filed by the Certificate Trustee with the Commission and with each stock exchange, if any, on which the Certificates are listed and of which listing the Certificate Trustee has been informed. The Certificate Issuer shall notify the Certificate Trustee if and when the Certificates are listed on any stock exchange.

(e) Reports by the Certificate Issuer. Pursuant to Section 314(a)(4) of the Trust Indenture Act, the Administrative Trustee, on behalf of the Certificate Issuer, shall furnish to the Certificate Trustee, not less often than annually and prior to March 30 of each year, commencing March 30, 2014, a certificate prepared by such Administrative Trustee on behalf of the Certificate Issuer as to the Certificate Issuer’s compliance with all conditions and covenants under this Certificate Indenture. For purposes of this Section 2.07(e), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Certificate Indenture. In addition, the Certificate Trustee shall transmit such certificate to the Certificateholders.

(f) Protections. The Certificate Issuer, the Certificate Trustee and the Certificate Registrar shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 2.08 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Certificate Trustee such security, indemnity or bond as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Certificate Trustee that such Certificate has been acquired by a bona fide purchaser, the Delaware Trustee, on behalf of the Certificate Issuer shall execute, and the Certificate Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate (of the same Tranche as the Certificate so mutilated, destroyed, lost or stolen) of like Original Principal Amount. In connection with the issuance of any new Certificate under this Section 2.08, the Certificate Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 2.08 shall constitute conclusive evidence of the same interest in the Certificate Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Every replacement Certificate issued pursuant to this Section 2.08 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Certificate Issuer, whether or not the mutilated, destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Certificate Indenture equally and proportionately with any and all other Certificates duly issued hereunder.

Section 2.09 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Certificate Trustee, the Certificate Registrar and any Paying Agent of the Certificate Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and none of the Certificate Trustee, the Certificate Registrar nor any Paying Agent of the Certificate Trustee shall be affected by any notice to the contrary.

Section 2.10 Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to any party hereto other than the Certificate Registrar, be delivered to the Certificate Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Certificate Indenture. All cancelled Certificates held by the Certificate Registrar shall be delivered to the Certificate Trustee and, in accordance with Section 2.06, destroyed.

Section 2.11 Limitation of Liability for Payments. Except as otherwise provided in this Certificate Indenture, including without limitation in Section 2.01 hereof, all payments or distributions made to Holders of Certificates under this Certificate Indenture in respect of the Bonds of a Bond Issuer shall be made only from the Trust Property with respect to that Tranche of Certificates and only to the extent that the Certificate Trustee shall have sufficient income or proceeds from such Trust Property to make such payments in accordance with the terms of Article IV of this Certificate Indenture. Except as otherwise provided in this Certificate Indenture, including without limitation in Section 2.01 hereof, each Holder of a Certificate of any Tranche, by its acceptance of a Certificate of that Tranche, agrees that it will look solely to the income and proceeds from the Trust Property with respect to that Tranche to the extent available for distribution to the Holder thereof as provided in this Certificate Indenture. It is expressly understood and agreed by the parties hereto that (a) the Certificates are executed, authenticated and delivered by the Delaware Trustee and the Certificate Trustee, respectively, not individually or personally but solely in their respective capacity as Delaware Trustee and Certificate Trustee in the exercise of the powers and authority conferred and vested in them, and (b) under no circumstances shall the Delaware Trustee or Certificate Trustee be personally liable for the payment of any of the Certificates or any indebtedness or expenses of the Certificate Issuer, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Certificate Issuer under this Certificate indenture.

Section 2.12 Book-Entry and Definitive Certificates.

(a) The Certificates of any Tranche may be issued in the form of one or more typewritten certificates representing the Book-Entry Certificates of that Tranche, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Certificate Issuer. In such case, the Certificates of such Tranche delivered to The Depository Trust Company shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive Certificate representing such Certificate Owner’s interest in the Certificate of such Tranche, except as provided in Section 2.12(c) below. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) of such Tranche have been issued pursuant to Section 2.12(c) below:

(i) the provisions of this Section 2.12(a) shall be in full force and effect with respect to the Certificates of such Tranche;

(ii) the Certificate Issuer, the Paying Agent, the Certificate Registrar and the Certificate Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates of such Tranche) as the authorized representative of the Certificate Owners of Certificates of such Tranche;

(iii) to the extent that the provisions of this Section 2.12 conflict with any other provisions of this Certificate Indenture, the provisions of this Section 2.12 shall control;

(iv) the rights of Certificate Owners of such Tranche shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency Participants; and until Definitive Certificates of such Tranche are issued pursuant to Section 2.12(c) below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Certificates of such Tranche to such Clearing Agency Participants; and

(v) whenever this Certificate Indenture requires or permits actions to be taken based upon instructions or directions of Certificateholders holding Certificates of such Tranche representing a specified percentage of the aggregate Outstanding Amount of Certificates of such Tranche, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners or Clearing Agency Participants owning or representing, respectively, Certificates representing such percentage of the aggregate Outstanding Amount of Certificates of such Tranche, and has delivered such instructions to the Certificate Trustee; the Certificate Trustee shall have no obligation to determine whether the Clearing Agency has in fact received any such instructions.

(b) Whenever notice or other communication to the Holders of Certificates of any Tranche issued in the form of Certificates representing Book-Entry Certificates is required under this Certificate Indenture, unless and until Definitive Certificates of such Tranche shall have been issued pursuant to Section 2.12(c), the Certificate Trustee shall give all such notices and communications specified herein to be given to Holders of Certificates of such Tranche to the Clearing Agency.

(c) If (i) the Clearing Agency advises the Certificate Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Certificates of a Tranche, and the Certificate Trustee or the Certificate Issuer is unable to locate a qualified successor, (ii) the Certificate Issuer (with the prior written approval of the Bond Issuers) at its option advises the Certificate Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to the Certificates of such Tranche or (iii) after the occurrence of a Bond Event of Default with respect to any Tranche of Certificates, Certificate Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Certificates advise the Clearing Agency and the Certificate Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Certificate Trustee of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Trustee of the typewritten certificate or certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, and upon written direction by the Certificate Issuer, the Delaware Trustee shall execute on behalf of the Certificate Issuer and the Certificate Trustee shall authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Certificate Issuer, the Certificate Registrar or the Certificate Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Certificate Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders.

Section 2.13 Tax Treatment.

(a) It is the intention of the parties hereto that the Certificate Issuer shall be treated as a “grantor trust” for federal income tax purposes and all transactions contemplated by this Certificate Indenture will be reported consistent with such treatment.

(b) The provisions of this Certificate Indenture shall be construed, and the affairs of the Certificate Indenture shall be conducted, so as to achieve treatment of the Certificate Indenture as a “grantor trust” for federal income tax purposes.

Section 2.14 Security Interest. The Certificate Issuer hereby makes the following representations and warranties. Other than the security interest granted to the Certificate Trustee pursuant to this Certificate Indenture, the Certificate Issuer has not pledged, granted, sold, conveyed or otherwise assigned any interests or security interests in the Trust Property and no security agreement, financing statement or equivalent security or Lien instrument listing the Certificate Issuer as debtor covering all or any part of the Trust Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Certificate Issuer in favor of the Certificate Trustee on behalf of the Certificateholders in connection with this Certificate Indenture. This Certificate Indenture constitutes a valid and continuing Lien on, and first priority perfected security interest in, the Trust Property in favor of the Certificate Trustee on behalf of the Certificateholders, which Lien and security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Certificate Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. This Certificate Indenture creates valid, enforceable and continuing first priority perfected security interest (as defined in the UCC) in the Trust Property securing the Secured Obligations in favor of the Certificate Trustee on behalf of the Certificateholders. The Certificate Issuer has good and marketable title to the Trust Property free and clear of any Lien, claim or encumbrance of any Person other than the Liens of this Certificate Indenture. The Certificate Issuer has taken all action necessary to perfect the security interest in the Trust Property granted to the Certificate Trustee for the benefit of the Certificateholders. The Certificate Issuer has filed all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Property granted to the Certificate Trustee. The Certificate Issuer has not authorized the filing of and is not aware, after due inquiry, of any financing statements against the Certificate Issuer that include a description of all or any part of the Trust Property other than those filed in favor of the Certificate Trustee. The Certificate Issuer is not aware of any judgment or tax Lien filings against the Certificate Issuer. The Certificate Issuer has delivered the certificated Bonds to the Certificate Trustee, together with duly executed bond powers covering such Bonds, for the benefit of Certificateholders and the Certificate Trustee agrees to hold the Bonds in the State of New York. Each Certificate Account constitutes a “deposit account” or “securities account” within the meaning of the UCC. Each Certificate Account constituting a deposit account shall be maintained with the Certificate Trustee. The Certificate Issuer has taken all steps necessary to cause the Securities Intermediary of each securities account to identify in its records the Certificate Trustee as the person having a security entitlement against the Securities Intermediary in such securities account, no Certificate Account constituting a securities account is in the name of any Person other than the Certificate Trustee, and the Certificate Issuer has not consented to the Securities Intermediary of any such Certificate Account constituting a securities account to comply with entitlement orders of any Person other than the Certificate Trustee. All of the Trust Property constituting investment property (but expressly excluding the Bonds) has been and will have been credited to a Certificate Account constituting a securities account, and the Securities Intermediary for such Certificate Accounts has agreed to treat all assets credited to such Certificate Accounts as “financial assets” within the meaning of the UCC. Accordingly, the Certificate Trustee has a first priority perfected security interest in each Certificate Account and (a) to the extent constituting a deposit account, all funds on deposit therein and (b) to the extent constituting a securities account, all funds and financial assets on deposit therein and all securities entitlements relating thereto. The representations and warranties set forth in this Section 2.14 shall survive the execution and delivery of this Certificate Indenture and the issuance of any Certificates, shall be deemed re-made on each date on which any funds in the Certificate Account are distributed to the Certificate Issuer or otherwise released from the Lien of the Certificate Indenture and may not be waived by any party hereto.

ARTICLE III

COVENANTS

Section 3.01 Compliance with Declaration of Trust. The Certificate Issuer covenants and agrees to operate in strict conformity with the Declaration of Trust, the terms of which are incorporated herein by reference, and shall not amend the Declaration of Trust except as expressly permitted thereunder or in any manner that would adversely affect the interests of the Certificateholders.

This Certificate Indenture and the Declaration of Trust shall, together, constitute the governing instrument of the Trust. To the extent that the provisions of this Certificate Indenture and the Declaration of Trust conflict with respect to the issuance of the Certificates and the rights of the holders thereof, this Certificate Indenture shall control.

Section 3.02 No Additional Certificates. The Certificate Issuer shall not issue any additional Certificates hereunder, except pursuant to Section 2.06 and Section 2.08.

Section 3.03 Protection of Trust Property. The Certificate Issuer will from time to time execute and deliver all such supplements and amendments hereto and make all such filings of UCC financing statements, UCC continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i) maintain or preserve the Liens and security interest (and the priority thereof) of this Certificate Indenture or carry out more effectively the purposes hereof;

(ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Certificate Indenture;

(iii) enforce any of the Trust Property;

(iv) preserve and defend title to the Trust Property and the rights of the Certificate Trustee and the Certificateholders in such Trust Property against the claims of all Persons and parties; or

(v) pay any and all taxes levied or assessed upon all or any part of the Trust Property.

The Certificate Issuer hereby designates the Certificate Trustee its agent and attorney-in-fact with authorization to execute and/or file on behalf of the Certificate Issuer any filings of UCC financing statements, UCC continuation statements or other instruments required to be filed by the Certificate Issuer pursuant to this Section 3.03, it being understood that the Certificate Trustee shall have no such obligation.

Section 3.04 Opinions as to Trust Property.

(a) On the Issuance Date, the Certificate Issuer shall furnish to the Certificate Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, (A) such action has been taken (and reciting the details of such action) with respect to the recording and filing of this Certificate Indenture and any other requisite documents, and with respect to the execution and filing of any UCC financing statements and UCC continuation statements, as are necessary to perfect the Lien and security interest of this Certificate Indenture, or (B) no such action is necessary to make such Lien and security interest effective. The delivery of the Opinion of Counsel referred to in Section 2.02 shall be deemed to satisfy this requirement.

(b) Within ninety days after the beginning of each calendar year beginning with the calendar year beginning January 1, 2014, the Certificate Issuer shall furnish to the Certificate Trustee an Opinion of Counsel of counsel of the Certificate Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Certificate Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the Liens and the first priority perfected security interest created by this Certificate Indenture and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Certificate Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required within the twelve-month period following the date of such opinion to maintain the Liens and the first priority perfected security interest created by this Certificate Indenture.

Section 3.05 Further Instruments and Acts. Upon request of the Certificate Trustee, the Certificate Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Certificate Indenture. The Certificate Issuer will take all actions, and make all filings, necessary to obtain and maintain first priority perfected security interests in the Trust Property in favor of the Certificate Trustee.

ARTICLE IV

DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

Section 4.01 Certificate Accounts.

(a) (i) The Certificate Trustee shall establish and maintain or shall cause to be established with the Securities Intermediary, as applicable, for the Certificate Issuer, on behalf of the Holders of Certificates of each Tranche one or more segregated trust accounts with respect to such Tranche (each, a “Certificate Account”), which shall be non-interest bearing deposit accounts maintained with the Certificate Trustee or constituting securities accounts, as provided in Section 4.04, located at the Certificate Trustee’s Corporate Trust Office, or at another Eligible Institution, in each case in the name of the Certificate Trustee. The Certificate Trustee shall hold each Certificate Account in trust for the benefit of the Holders of Certificates, and shall make or permit withdrawals therefrom only as provided in this Certificate Indenture. On each day when a Payment or Special Payment (other than a Special Payment that represents the proceeds of any sale pursuant to Article V hereof by the Certificate Trustee of any Bond of a Bond Issuer or amounts recovered by the Certificate Trustee from any judicial proceeding instituted by the Certificate Trustee pursuant to Section 5.03 hereof) is made to the Certificate Trustee, as holder of Bonds of such Bond Issuer of any Tranche, the Certificate Trustee upon receipt shall immediately deposit the aggregate amount of such Payment or Special Payment in a Certificate Account for the corresponding Tranche of Certificates. Upon the sale of any Bond of a Bond Issuer by the Certificate Trustee pursuant to Article V and the realization of any proceeds thereof or the institution of any judicial proceeding by the Certificate Trustee pursuant to Section 5.03 hereof and the realization of any amounts therefrom, the Certificate Trustee shall deposit the aggregate amount of such proceeds as a Special Payment in the respective Certificate Accounts for each Tranche of Certificates. All Special Payments not promptly distributed shall be deposited in a Certificate Account constituting a securities account as provided in Section 4.04.

(ii) The Certificate Trustee hereby confirms that the applicable Certificate Accounts are, or at inception will be established as, a “deposit account” as such term is defined in the UCC.

(iii) The Securities Intermediary hereby confirms that (A) the applicable Certificate Accounts are, or at inception will be established as, a “securities account” as such term is defined in Section 8-501(a) of the UCC, (B) it is a “securities intermediary” (as such term is defined in Section 8-102(a) (14) of the UCC) and is acting in such capacity with respect to such securities accounts, and (C) the Certificate Trustee is the sole “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the UCC) with respect to such securities accounts and no other Person shall have the right to give “entitlement orders” (as such term is defined in Section 8-102(a)(8)) with respect to such securities accounts. The Securities Intermediary hereby further agrees that each item of property (whether investment property (but expressly excluding the Bonds), financial asset, security, instrument or cash) received by it will be credited to the applicable Certificate Account and shall be treated by it as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

(iv) Notwithstanding anything to the contrary, the State of New York shall be deemed to be the jurisdiction of the Certificate Trustee and the Securities Intermediary for purposes of the UCC, and the Certificate Accounts (as well as the securities entitlements related thereto, to the extent such Certificate Accounts constitute securities accounts) shall be governed by the laws of the State of New York.

(b) The Certificate Trustee shall present each Bond to the applicable Bond Trustee for payment on its Final Maturity Date, or, in the case of any repayment of a Bond in full prior to its Final Maturity Date, on the applicable Payment Date therefor.

(c) The Certificate Trustee (or any Paying Agent other than the Certificate Trustee) shall have sole dominion and exclusive control over all amounts in the Certificate Accounts and shall apply such amounts therein as provided in this Article IV. Except as provided in Section 4.04, funds in the Certificate Account shall not be invested.

(d) The Certificate Trustee shall maintain separate and distinct records for each Tranche of Certificates. The Certificate Trustee will not (i) maintain the corporate, financial and accounting books and records and statements of the Certificate Issuer or any Tranche of Certificates in a manner such that they cannot be separated from those of any other Tranche of Certificates, (ii) take any action that would cause the funds and other Trust Property corresponding to a Tranche of Certificates not to be identifiable or the bank accounts, corporate records and books of account, if any, of the corresponding Tranches of Bonds not to be separable from those corresponding to any other Tranche and (iii) take any actions with respect to any Tranche of Certificates except in its capacity as Certificate Trustee.

Section 4.02 Distributions from Certificate Accounts.

(a) On any Distribution Date, the Certificate Trustee shall distribute out of the Certificate Account for the corresponding Tranche of Certificates, in the manner described in Section 4.02(e), the entire amount of such Payment deposited therein pursuant to Section 4.01(a); provided, however, and in the event receipt of any such Payment is not confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) on such Distribution Date, distribution thereof shall be made on the day receipt thereof is confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) or, if receipt thereof is confirmed by the Certificate Trustee after 1:00 p.m. (New York City time), on the following Business Day. There shall be so distributed to each Holder of such Tranche of Certificates on the Record Date with respect to such Distribution Date (other than as provided in Section 9.01 with respect to a final distribution) such Certificateholder’s fractional undivided share (based on the aggregate Outstanding Amount of Certificates of such Tranche held by such Certificateholder) of the aggregate amount in the related Certificate Account. The foregoing notwithstanding, if a Payment is not received by the Certificate Trustee by the day that is five days after the related Payment Date, but is subsequently received, it will be treated as a Special Payment pursuant to Section 4.02(b).

The final distribution with respect to any Certificate will be made only upon presentation and surrender of such Certificate at the office or agency of the Certificate Trustee specified in the notice given by the Certificate Trustee with respect to such final payment. The Certificate Trustee will provide notice of a final distribution to each Holder as of the date such notice is given with respect to any Certificate as soon as practicable following receipt of the notices from the Bond Trustees of the final payments on the corresponding Bonds.

(b) On each Special Distribution Date with respect to the distribution of any Special Payment with respect to any Tranche of Bonds of a Bond Issuer, the Certificate Trustee shall distribute out of the Certificate Account for the corresponding Tranche of Certificates, in the manner described in Section 4.02(e), the entire amount of such Special Payment deposited therein pursuant to Section 4.01(a) and any income and earnings received from the investment of such Special Payment pursuant to Section 4.04; provided, however, that in the event receipt of any such Special Payment is not confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) on such Special Distribution Date, distribution thereof shall be made on the day receipt thereof is confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) or, if receipt thereof is confirmed by the Certificate Trustee after 1:00 p.m. (New York City time), on the following Business Day. There shall be so distributed to each Holder of such Tranche of Certificates on the Special Record Date with respect to such Special Distribution Date (other than as provided in Section 9.01 with respect to a final distribution) such Certificateholder’s fractional undivided share (based on the aggregate Outstanding Amount of Certificates of such Tranche held by such Certificateholder) of the aggregate amount of such Special Payment and any income and earnings received from the investment of such Special Payment pursuant to Section 4.04.

(c) The Certificate Trustee shall allocate amounts distributed to Holders of Certificates of any Tranche on any Distribution Date or Special Distribution Date as follows: (i) to the extent such amounts represent the proceeds of the sale of any Bond of a Bond Issuer by the Certificate Trustee pursuant to Article V or amounts recovered by the Certificate Trustee from any judicial proceeding instituted by the Certificate Trustee pursuant to Section 5.03, such amounts shall be allocated first, to due and unpaid interest pro rata on each Tranche of Certificates based on the respective amounts of interest owed on the Certificates of each such Tranche and second, to due and unpaid principal pro rata on each Tranche of Certificates based on the respective outstanding principal amount of the Certificates of each Tranche, (ii) to the extent such amounts represent payments of principal of the corresponding Tranche of Bonds of a Bond Issuer, such amounts shall be allocated to principal of such Certificates and (iii) all other such amounts shall be allocated to interest on such Certificates. The Certificate Trustee may conclusively rely on the payment statement received by it from each Servicer pursuant to its Servicing Agreement with any payment in respect of any Tranche of Bonds of a Bond Issuer as to whether the amount so paid in respect of the Bonds of such Bond Issuer is in respect of principal of or interest on such Bonds. If no statement is received, such payments received with respect to any Tranche of Bonds of any Bond Issuer shall first be allocable to interest to the extent of interest accrued and payable on such Tranche of Bonds, and then to principal.

(d) The Certificate Trustee shall cause notice of each Special Payment with respect to any Tranche of Bonds of a Bond Issuer to be sent to each Holder of Certificates of the corresponding Tranche at its address as it appears in the Certificate Register. In the case of any Special Payment, such notice shall be sent not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed in respect of Certificates of such Tranche stating such anticipated Special Distribution Date. Any such notice sent by the Certificate Trustee shall set forth:

(i) the Special Distribution Date, and the Special Record Date (except as otherwise provided in Section 9.01);

(ii) the amount of the Special Distribution for each $1,000 Original Principal Amount of Certificates of the applicable Tranche and the amount thereof constituting principal and interest;

(iii) the reason for the Special Distribution; and

(iv) the total amount to be received on such date for each $1,000 Original Principal Amount of Certificates of the applicable Tranche but only, in the case of a Special Payment, if the related Special Distribution Date is also a Distribution Date.

(e) Distributions to Holders of Certificates shall be by check sent by first-class mail to the address of such Holder appearing on the Certificate Register at the relevant Record Date or Special Record Date or, upon written application of a Holder of Certificates of any Tranche in the Original Principal Amount of $1,000,000 or more to the Certificate Trustee made at any time not later than such Record Date or Special Record Date or continuing in effect from a prior request, by wire transfer in immediately available funds to the account of such Holder at such bank located in New York, New York, having wire transfer capability as may be designated by such Holder; except that the final distribution in respect of any Certificate shall be made only as provided in Section 9.01. The foregoing notwithstanding, any distributions made to Cede & Co., as the nominee of the initial Clearing Agency, shall be made by wire transfer of immediately available funds.

Section 4.03 Statements to Certificateholders.

(a) On each Distribution Date, Special Distribution Date or any other date specified herein for distribution of any payments with respect to any Tranche of Certificates, or as soon as practicable following such Distribution Date, Special Distribution Date or other date (unless the Certificate Trustee is the Bond Trustee for the Bonds to which such date applies and the statement required below (prepared by the Servicers and provided to the Bond Trustee) is provided by such Bond Trustee no later than two Business Days prior to such distribution), the Certificate Trustee will send and make available on its website (currently https://www.usbank.com/abs), with respect to each distribution, to Holders of Certificates of such Tranche a statement (prepared by the Servicers and provided to the Bond Trustee to provide to the Certificate Trustee) with respect to such distribution to be made on such Distribution Date, Special Distribution Date or other date, as the case may be, setting forth the following information:

(i) the amount of such distribution to Holders of Certificates allocable to (A) principal and (B) interest in respect of the Bonds of each Bond Issuer, in each case per $1,000 Original Principal Amount of each Tranche of Certificates;

(ii) the aggregate outstanding principal balance of the Certificates in respect of the Bonds of each Bond Issuer, after giving effect to payments allocated to principal reported under (i) above;

(iii) the difference, if any, between the aggregate outstanding principal balance of the Certificates scheduled to be outstanding on such date according to the Expected Amortization Schedule and the same information in respect of the Bonds of each Bond Issuer.

(iv) the amount on deposit in the Capital Subaccount for each Bond Issuer as of such date, after giving effect to the payments and deposits to be made on such date, and the Required Capital Level for each Bond Issuer;

(v) any amounts on deposit in the Excess Funds Subaccount of each Bond Issuer as of such date, after giving effect to the payments and deposits to be made on such date;

(vi) the amount paid by each Bond Issuer to each of the Bond Trustees and the Delaware Trustee and Certificate Trustee since the previous payment date to and including such payment date;

(vii) the amount paid by each Bond Issuer to the related Servicer since the previous payment date to and including such payment date;

(viii) the amount paid by each Bond Issuer to the related Administrator since the previous payment date to and including such payment date; and

(ix) any other transfers and payments made pursuant to each Bond Indenture since the previous payment date.

In providing the foregoing statement, the Certificate Trustee may rely upon the statements provided by any Bond Trustee pursuant to Section 6.06 of the Bond Indentures (such statements prepared by the Servicers and provided to the Bond Trustee). The Certificate Trustee shall distribute each report distributed to Holders to the Rating Agencies.

(b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Certificate Trustee shall furnish to each Person who at any time during such calendar year was a Holder of any Tranche of Certificates and received a distribution thereon, a statement containing the sum of the amounts determined pursuant to clause (a) (i) above with respect to such Tranche of Certificates for such calendar year, or, in the event such Person was a Holder of such Tranche of Certificates during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Certificate Trustee and that a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its federal and state income tax returns.

Section 4.04 Investment of Special Payment Moneys. Any money received by the Certificate Trustee pursuant to Section 4.01(a) representing a Special Payment that is not to be promptly distributed, to the extent practicable, shall be deposited in the proper Certificate Account (also constituting a securities account) and invested in Eligible Investments at the written direction of the Servicer for the Bonds for which such Special Payment has been made by the Certificate Trustee pending distribution of such Special Payment pursuant to Section 4.02. Any investment made pursuant to this Section 4.04 shall be in such Eligible Investment maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date pending the distribution of such funds to Certificateholders as described herein. The Certificate Trustee shall hold any such Eligible Investments until maturity. The Certificate Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04 (including any losses on such investments), other than by reason of the willful misconduct or negligence of the Certificate Trustee. All income and earnings from such investments shall be distributed, if and as received, on such Special Distribution Date as part of such Special Payment and shall be treated as payments of interest on the Certificates.

Section 4.05 Reduction in Principal. Any reduction in the principal amount of any Certificate effected by any distribution in respect of principal thereof shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration or transfer thereof or in lieu thereof, whether or not noted thereon.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01 Events of Default.

(a) Event of Default means the occurrence and continuation of any Bond Event of Default. If any Bond Event of Default shall occur and be continuing, then, and in each and every case, the Certificate Trustee may vote all, and, upon the written direction of Holders representing not less than a majority of the Outstanding Amount of the Certificates then Outstanding, shall vote a corresponding majority of the Bonds issued by the Defaulting Bond Issuer in favor of declaring the unpaid principal amount of all such Bonds then outstanding and accrued interest thereon to be due and payable in accordance with the provisions thereof. In addition, if a Bond Event of Default shall have occurred and be continuing, the Certificate Trustee may vote all, and, upon the written direction of Holders representing not less than a majority of the Outstanding Amount of the Certificates then Outstanding, shall vote a corresponding majority, of the Bonds of the Defaulting Bond Issuer in favor of directing the Bond Trustee therefor as to the time, method and place of conducting any proceeding for any remedy available to such Bond Trustee, including the sale of any or all of the Collateral Granted to such Bond Trustee by the Defaulting Bond Issuer, without recourse to or warranty by the Certificate Trustee or any Certificateholder, to any Person, or of exercising any trust or power conferred on such Bond Trustee under its Bond Indenture.

(b) After a Bond Event of Default shall have occurred and be continuing, subject to Section 5.01(c), the Certificate Trustee may, and upon the written direction of Holders of Certificates representing not less than a majority of the Outstanding Amount of Certificates, by such officer or agent as it may appoint, shall, sell, convey, transfer and deliver any Bond or Bonds issued by the Defaulting Bond Issuer, without recourse to or warranty by the Certificate Trustee or any Certificateholder, to any Person, for cash, all upon such terms and conditions as the Certificate Trustee may reasonably deem advisable or, if so directed by the Certificateholders, upon such terms and conditions as the Certificateholders may approve.

(c) The foregoing provisions of Section 5.01(b) notwithstanding, the Certificate Trustee shall not sell any Bonds following the occurrence of any Bond Event of Default with respect to such Bonds, other than a Bond Event of Default arising with respect to such Bonds described in Section 5.01(a) or (b) of the Bond Indenture for such Bonds, unless (i) the Certificate Trustee determines that the amounts receivable from the Collateral securing such Bonds are not sufficient to pay in full the principal of and accrued interest on such Bonds and all amounts payable pursuant to clauses (i) through (iv) of Section 8.02(e) of the Bond Indenture for such Bonds and the Certificate Trustee obtains the written consent of Holders of Certificates representing 66-2/3 percent of the aggregate Outstanding Amount of all Tranches of the Certificates, or (ii) the Certificate Trustee obtains the written consent of Holders of Certificates representing 100 percent of the aggregate Outstanding Amount of all Tranches of the Certificates.

Section 5.02 Incidents of Sale of Bonds. Upon any sale of any Bonds of any Bond Issuer made either under the power of sale given under this Certificate Indenture or otherwise for the enforcement of this Certificate Indenture, the following shall be applicable:

(a) Certificateholders and Certificate Trustee May Purchase Bonds. Any Certificateholder, the Certificate Trustee in its individual or any other capacity or any other Person (other than any Seller) may bid for and purchase any of the Bonds, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Bonds in their own absolute right without further accountability.

(b) Receipt of Certificate Trustee Shall Discharge Purchaser. The receipt of the Certificate Trustee, on behalf of the Certificate Issuer, shall be a sufficient discharge to any purchaser for its purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof.

(c) Application of Moneys Received upon Sale. Any moneys collected by the Certificate Issuer or the Certificate Trustee upon any sale made either under the power of sale given by this Certificate Indenture or otherwise for the enforcement of this Certificate Indenture, shall be applied as provided in Section 4.02.

Section 5.03 Judicial Proceedings Instituted by Certificate Trustee. If there shall be a failure to make payment when due of the principal of (and, for the avoidance of doubt, this excludes the failure to pay principal on the Bonds in accordance with the Expected Amortization Schedule) or interest on any Bond of any Bond Issuer, then the Certificate Trustee in its own name, and as trustee of an express trust, as holder of such Bond, may, and if directed in writing by the Holders of a majority of the Outstanding Amount of the Certificates but subject to the provisions of Article VI, shall, to the extent permitted by and in accordance with the terms of such Bonds, be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, including the power to make a demand on the Bond Trustee for such Bonds to take action under the Bond Indenture for such Bonds to enforce the Bonds, for the collection of the sums so due and unpaid on such Bonds and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

Section 5.04 Control by Certificateholders. The Holders of a majority of the Outstanding Amount of the Certificates (or, if less than all Tranches are affected, the affected Tranche or Tranches) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Certificate Trustee, or exercising any trust or power conferred on the Certificate Trustee under this Certificate Indenture, including any right of the Certificate Trustee as holder of the Bonds of any Bond Issuer of the corresponding Tranche or Tranches, in each case unless a different percentage is specified herein; provided, however, that:

(a) such direction shall not be in conflict with any rule of law or with this Certificate Indenture and would not involve the Certificate Trustee in personal liability or expense;

(b) the Certificate Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of Certificates of such Tranche or Tranches not taking part in such direction;

(c) the Certificate Trustee may take any other action deemed proper by the Certificate Trustee that is not inconsistent with such direction;

(d) such Holders shall have offered to the Certificate Trustee security or indemnity against the costs, expenses or liabilities which may be incurred thereby; and

(e) if a Bond Event of Default with respect to such Tranche of Bonds shall have occurred and be continuing, such direction shall not obligate the Certificate Trustee to vote more than a corresponding majority of the related Bonds held by the Certificate Trustee in favor of declaring the unpaid principal amount of the Bonds and accrued interest thereon to be due and payable or directing any action by the Bond Trustee for such Bonds with respect to such Bond Event of Default.

Section 5.05 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Bonds of a Bond Issuer as provided in Section 5.01, the Holders of Certificates of not less than a majority of the Outstanding Amount of the Certificates may direct the waiver of any past default or Bond Event of Default and its consequences except a default or Bond Event of Default (a) in the payment of principal of or interest on any of the Bonds of such Bond Issuer, (b) in respect of a covenant or provision under any Bond Indenture that cannot be modified or amended without the consent of the Holder of each Certificate of all Tranches affected or (c) in the deposit or distribution of any Payment or Special Payment under Section 4.01 or in the distribution of any payment under Section 4.02. Upon any such direction, the Certificate Trustee shall vote the percentage of the Bonds of the corresponding Tranche issued by such Defaulting Bond Issuer held by the Certificate Trustee as corresponds to the percentage of the aggregate Outstanding Amount of the Certificates of such Tranche held by Holders who directed the Certificate Trustee to waive such default or Bond Event of Default hereunder.

Upon any waiver that is effective under the terms of a Bond Indenture to waive a Bond Event of Default, such Bond Event of Default shall cease to exist with respect to this Certificate Indenture, and, in the case of a default, any Bond Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Certificate Indenture and any written direction given by the Certificate Trustee on behalf of the Certificateholders to the Bond Trustee for the Bonds under which such Bond Event of Default has been waived or in respect of any such Bonds shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Bond Event of Default or impair any right consequent thereon.

Section 5.06 Right of Certificateholders To Receive Payments Not To Be Impaired. Anything in this Certificate Indenture to the contrary notwithstanding, including Section 5.07 hereof, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, Special Distribution Date or other date specified herein for the making of such payment, shall not be impaired or affected without the consent of such Certificateholder.

Section 5.07 Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Certificate Indenture, for the appointment of a receiver or for the enforcement of any other remedy under this Certificate Indenture and each Holder agrees, by its acceptance of any Certificate, to the fullest extent permitted by law, not to avail itself of any remedies, unless:

(a) such Certificateholder has previously given written notice to the Certificate Trustee of a continuing Bond Event of Default with respect to the Tranche of Certificates held by such Holder;

(b) the Holders of not less than a majority of the Outstanding Amount of the Certificates have made written request to the Certificate Trustee to institute such action, suit or proceeding in respect of such Bond Event of Default in its own name as Certificate Trustee hereunder;

(c) such Certificateholder or Certificateholders have offered to the Certificate Trustee indemnity satisfactory to it against the costs, expenses (including legal fees and expenses) and liabilities to be incurred in complying with such request;

(d) the Certificate Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such action, suit or proceedings; and

(e) no direction inconsistent with such written request has been given to the Certificate Trustee during such 60-day period by the Holders of at least a majority of the Outstanding Amount of the Certificates;

it being understood and intended that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Certificate Indenture to affect, disturb or prejudice the rights of any other Holders of Certificates or to obtain or to seek to obtain priority or preference over any other Certificateholders or to enforce any right under this Certificate Indenture, except in the manner herein provided. The provisions of this Section 5.07 shall be deemed to modify, to the fullest extent permitted by law, the rights of the Certificateholders under Section 3816 of the Statutory Trust Statute.

In the event the Certificate Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Certificates, each representing less than a majority of the Outstanding Amount of the Certificates, the Certificate Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Certificate Indenture.

Section 5.08 Certificate Trustee May Bring Suit. If there shall be a breach of the State Pledge by the State of Ohio, then the Certificate Trustee, in its own name and as trustee of an express trust, as holder of the Bonds, shall be, to the extent permitted by state and federal law, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and may prosecute any such suit, action or proceeding to final judgment or decree.

Section 5.09 Remedies Cumulative. No remedy given hereunder to the Certificate Trustee or to any of the Certificateholders shall be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

ARTICLE VI

THE CERTIFICATE TRUSTEE

Section 6.01 Notice of Defaults. As promptly as practicable after, and in any event within 30 days after, receipt by a Responsible Officer of the Certificate Trustee of written notice or actual knowledge of the occurrence of any default (as such term is defined below) hereunder, the Certificate Trustee shall transmit to the Certificate Issuer, the Bond Trustee for the Bond Indenture under which such default has arisen and the Holders of Certificates in accordance with Section 313(c) of the Trust Indenture Act, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default hereunder with respect to any Tranche of Certificates arising from a default under any Bond Indenture in the payment of the principal of or interest on any Bond, the Certificate Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Certificate Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Certificates. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to a Tranche of Certificates.

Section 6.02 Duties of Certificate Trustee.

(a) If an Event of Default has occurred and is continuing, the Certificate Trustee shall exercise the rights and powers vested in it by this Certificate Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Certificate Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Certificate Indenture and no implied covenants or obligations shall be read into this Certificate Indenture against the Certificate Trustee; and

(ii) in the absence of bad faith on its part, the Certificate Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Certificate Trustee and conforming to the requirements of this Certificate Indenture; however, the Certificate Trustee shall examine the certificates and opinions to determine whether or not they appear on their face to conform to the requirements of this Certificate Indenture.

(c) The Certificate Trustee may not be relieved from liability for its own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Certificate Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Certificate Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Certificate Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder.

(d) Every provision of this Certificate Indenture that in any way relates to the Certificate Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.02.

(e) The Certificate Trustee shall not be liable for interest on any money received by it except as the Certificate Trustee may agree in writing with the Certificate Issuer.

(f) Money held in trust by the Certificate Trustee need not be segregated from other funds except to the extent required by law, including Section 3804(a) of the Statutory Trust Statute, or the terms of this Certificate Indenture.

(g) Every provision of this Certificate Indenture relating to the conduct or affecting the liability of or affording protection to the Certificate Trustee shall be subject to the provisions of this Section 6.02 and to the provisions of the Trust Indenture Act.

(h) Under no circumstances shall the Certificate Trustee be liable for any indebtedness of the Certificate Issuer.

(i) Commencing with March 15, 2014, and to the extent required by law, on or before March 15th of each fiscal year ending December 31, the Certificate Trustee shall (i) deliver to the Certificate Issuer and each Bond Issuer a report (in form and substance reasonably satisfactory to each Bond Issuer and addressed to each Bond Issuer and signed by an authorized officer of the Certificate Trustee) regarding the Certificate Trustee’s assessment of compliance, during the immediately preceding fiscal year ending December 31, with servicing criteria 1122(d)(2)(i), 1122(d)(2)(ii), 1122(d)(2)(iv), 1122(d)(2)(v), 1122(d)(3)(ii), 1122(d)(3)(iii) and 1122(d)(3)(iv) set forth in Item 1122 of Regulation AB, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB and (ii) deliver to the Certificate Issuer and each Bond Issuer a report of an Independent registered public accounting firm reasonably acceptable to each Bond Issuer that attests to and reports on, in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, the assessment of compliance made by the Certificate Trustee and delivered pursuant to clause (i).

Section 6.03 Certain Rights of Certificate Trustee. Subject to the provisions of Section 315 of the Trust Indenture Act:

(a) the Certificate Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Certificate Issuer mentioned herein shall be sufficiently evidenced by a Request;

(c) before the Certificate Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel of external counsel of the Certificate Issuer (at no cost or expense to the Certificate Trustee) that such action is required or permitted hereunder. The Certificate Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(d) The Certificate Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

(e) the Certificate Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Certificate Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Certificateholders pursuant to this Certificate Indenture, unless such Certificateholders shall have offered to the Certificate Trustee security or indemnity satisfactory to it against the cost, expenses (including reasonable legal fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Certificate Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, paper or other document;

(g) the Certificate Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Certificate Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee appointed with due care by it hereunder; and the Certificate Trustee shall give prompt written notice to the Rating Agencies of the appointment of any such agent, custodian or nominee to whom it delegates any of its duties under the Certificate Indenture, provided that the Certificate Trustee shall not be obligated to give such notice (i) if the Certificate Issuer or the requisite Holders have directed the Certificate Trustee to appoint such agent, custodian or nominee (in which event the Certificate Issuer shall give prompt notice to the Rating Agencies of any such direction) or (ii) of the appointment of any agents, custodians or nominees made at any time that an Event of Default on account of non-payment of principal or interest on the Certificates or insolvency of a Bond Issuer has occurred and is continuing;

(h) the Certificate Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Trustee, or exercising any trust or power conferred upon the Certificate Trustee, under this Certificate Indenture;

(i) the Certificate Trustee shall not be required to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk is not reasonably assured to it;

(j) the Certificate Trustee shall not be personally liable for any action taken or suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Certificate Indenture so long as that the Certificate Trustee’s conduct does not constitute willful misconduct, negligence or bad faith;

(k) in the event that the Certificate Trustee is also acting as Paying Agent, Authenticating Agent or Certificate Registrar hereunder, the rights and protections afforded to the Certificate Trustee pursuant to this Article VI shall also be afforded to such Paying Agent, Authenticating Agent or Certificate Registrar;

(l) the Certificate Trustee shall not be charged with knowledge of any Bond Event of Default unless a Responsible Officer obtains actual knowledge of such event or the Certificate Trustee receives written notice of such event from the Certificate Issuer, any Bond Trustee, any Servicer or a majority of the Holders of Certificates of the Tranche or Tranches so affected;

(m) without limiting its rights under bankruptcy law, when the Certificate Trustee incurs expenses or renders services in connection with the insolvency or bankruptcy of any party hereto or with the Basic Documents to which it is a party, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy or insolvency law;

(n) in no event shall the Certificate Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Certificate Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(o) the right of the Certificate Trustee to perform any discretionary act enumerated in this Certificate Indenture shall not be construed as a duty, and the Certificate Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(p) the Certificate Trustee shall have no duty to file any financing statement or continuation statement evidencing a security interest, or to maintain any such filing, or to maintain any insurance;

(q) the Certificate Trustee shall have no obligation to supervise any Servicer or act as successor servicer, and shall not be liable for any default or misconduct of any Servicer; and

(r) the Certificate Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

Section 6.04 Certificate Trustee’s Disclaimer. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Certificate Trustee, and the Certificate Trustee assumes no responsibility for their correctness. Except as set forth in Section 6.15, the Certificate Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Certificate Indenture or the Certificates, it shall not be accountable for the Certificate Issuer’s use of the proceeds from the Certificates, and it shall not be responsible for any statement of the Certificate Issuer in the Certificate Indenture or in any document issued in connection with the sale of the Certificates or in the Certificates other than the Certificate Trustee’s certificate of authentication. The Certificate Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the Trust Property, for the validity, priority or perfection of any Lien or security interest granted to it hereunder (except to the extent impaired by action or omission constituting negligence, bad faith or willful misconduct on the part of the Certificate Trustee), or for or in respect of the Certificates (other than the certificate of authentication for the Certificates) or the Basic Documents and the Certificate Trustee shall in no event assume or incur any liability, duty or obligation to any Holder, other than as expressly provided in this Certificate Indenture. The Certificate Trustee shall not be liable for the default or misconduct of the Certificate Issuer or the Servicers under the Basic Documents or otherwise, and the Certificate Trustee shall have no obligation or liability to perform the obligations of such Persons.

Section 6.05 May Hold Certificates. The Certificate Trustee, any Paying Agent, any Certificate Registrar or any of their Affiliates or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Certificate Issuer, the Bond Issuers or the Bond Trustees with the same rights it would have if it were not Certificate Trustee, Paying Agent, Certificate Registrar or such other agent.

Section 6.06 Money Held in Trust. Money held by the Certificate Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law, including Section 3804(a) of the Statutory Trust Statute, and neither the Certificate Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

Section 6.07 Compensation and Reimbursement; Indemnification.

(a) Pursuant to the Fee and Indemnity Agreement and subject to the terms and conditions thereof, the Bond Issuers have agreed to pay, or cause to be paid, to the Certificate Trustee from time to time reasonable compensation for its services and to reimburse it for its reasonable expenses.

(b) Pursuant to the Fee and Indemnity Agreement, to the fullest extent permitted by law but subject to the Cap, the Bond Issuers shall indemnify, defend and hold harmless the Certificate Trustee and any of the affiliates, officers, directors, employees and agents of the Certificate Trustee (the “Certificate Trustee Indemnified Persons”) from and against any and all losses, claims, actions, suits, taxes, damages, expenses and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Certificate Trustee Expenses”), to the extent that such Certificate Trustee Expenses arise out of or are imposed upon or asserted against such Certificate Trustee Indemnified Persons with respect to the creation, operation, dissolution or termination of the Certificate Issuer, the execution, delivery, enforcement or performance of the Declaration of Trust or this Certificate

Indenture, as the case may be, or the transactions contemplated hereby, the failure of any Bond Issuer or any other Person (other than the Person being indemnified) to perform its obligations under the Fee and Indemnity Agreement or under any of the Basic Documents, or otherwise in connection with the Basic Documents or the transactions contemplated thereby, but no Bond Issuer shall be required to indemnify any Certificate Trustee Indemnified Person for any Certificate Trustee Expenses that result from the willful misconduct or negligence of such Certificate Trustee Indemnified Person. The Bond Issuers will not, without the prior written consent of the Certificate Trustee Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.07(b), (whether or not the Certificate Trustee Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Certificate Trustee Indemnified Person from all liability arising out of such claim, action, suit or proceeding. The obligations of the Bond Issuers to indemnify the Certificate Trustee Indemnified Persons shall survive the termination of the Fee and Indemnity Agreement, this Certificate Indenture and the resignation or removal of the Certificate Trustee.

Notwithstanding anything to the contrary in this Certificate Indenture, the Certificate Trustee shall have no recourse against the Certificate Issuer or the Bonds of any Bond Issuer or payments thereon or proceeds thereof for payment of any amounts required to be paid to the Certificate Trustee under this Section 6.07(b).

(c) Each initial Servicer has agreed in its Servicing Agreement to indemnify the Certificate Trustee (limited to such Servicer’s allocable portion) for all due and unpaid indemnity and other payments, of the applicable Bond Issuer under the applicable Basic Documents, that exceed the Cap.

Section 6.08 Corporate Certificate Trustee Required; Eligibility.

(a) The Certificate Trustee shall at all times be eligible to act as a trustee under Section 310(a) and Section 310(a)(5) of the Trust Indenture Act, shall have a combined capital and surplus of at least $50,000,000 and shall have a long-term debt rating of at least “A” (or the equivalent thereof) by Moody’s, Standard & Poor’s and Fitch. If such entity publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.08, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) In determining whether the Certificate Trustee has a conflicting interest under Section 310(b) of the Trust Indenture Act and this Section, each other Tranche of Certificates will be treated as having been issued under an indenture other than this Certificate Indenture.

(c) If at any time the Certificate Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08, the Certificate Trustee shall resign immediately in the manner and with the effect specified in Section 6.09.

Section 6.09 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Certificate Trustee and no appointment of a successor Certificate Trustee pursuant to this Article shall become effective (i) until the acceptance of appointment by the successor Certificate Trustee under Section 6.10 and (ii) other than in the case of paragraph (b) below, unless a successor Certificate Trustee has been appointed and has accepted such appointment and the Bond Issuers and the Certificate Issuer have received written confirmation from each of the Rating Agencies that no lowering or withdrawal of the then current ratings of any Tranche of Certificates will result from such appointment.

(b) The Certificate Trustee may resign at any time in the case of a conflicting interest as determined in accordance with Section 6.08(b) by giving written notice thereof to the Certificate Issuer, the Authorized Agents, the Bond Issuers and the Bond Trustees. If an instrument of acceptance by a successor Certificate Trustee shall not have been delivered to the Certificate Issuer and the Certificate Trustee within 30 days after the giving of such notice of resignation, the resigning Certificate Trustee may petition any court of competent jurisdiction for the appointment of a successor Certificate Trustee.

(c) The Certificate Trustee may be removed at any time in the case of a conflicting interest as determined in accordance with Section 6.08(b) by Act of Certificateholders holding Certificates representing not less than 51 percent of the Outstanding Amount of the Certificates delivered to the Certificate Trustee and to the Certificate Issuer, the Bond Issuers and the Bond Trustees.

(d) Upon 30 days’ written notice, the Certificate Trustee (i) may resign with respect to the Certificates as a whole by giving such written notice to the Certificate Issuer, the Authorized Agents, the Bond Issuers and the Bond Trustees or (ii) may be removed with respect to the Certificates as a whole by Act of Certificateholders holding Certificates representing not less than a majority of the Outstanding Amount of Certificates delivered to the Certificate Issuer, the Bond Issuers and the Bond Trustees. If an instrument of acceptance by a successor Certificate Trustee with respect to the Certificates as a whole shall not have been delivered to the Certificate Issuer, the Bond Issuers and the Bond Trustees within 90 days after the giving of such notice of resignation or Act by the Certificateholders as a whole for removal of the Certificate Trustee, the Certificate Issuer may petition any court of competent jurisdiction for the appointment of a successor Certificate Trustee with respect to the Certificates as a whole.

(e) If at any time:

(i) the Certificate Trustee shall fail to comply with Section 310 of the Trust Indenture Act after written request therefor by the Certificate Issuer or by any Holder of Certificates who has been a bona fide Holder of Certificates for at least six months; or

(ii) the Certificate Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Certificate Issuer or by any Certificateholder; or

(iii) the Certificate Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Certificate Trustee or of its property shall be appointed or any public officer shall take charge or control of the Certificate Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (x) the Certificate Issuer may remove the Certificate Trustee or (y) any Holder of Certificates who has been a bona fide Holder of Certificates for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Certificate Trustee and the appointment of a successor Certificate Trustee.

(f) If a Responsible Officer of the Certificate Trustee shall have received written notice of an Avoidable Tax that has been or is likely to be asserted, the Certificate Trustee shall promptly notify the Certificate Issuer and the Bond Issuers thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Certificate Trustee shall have received notice that either the Certificate Issuer or the Bond Issuers have agreed to pay such tax. In such event, the Certificate Issuer (with the prior written approval of the Bond Issuers) shall promptly appoint a successor Certificate Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein, an “Avoidable Tax” means a state or local tax: (i) upon (w) the Certificate Issuer, (x) the Trust Property, (y) the Certificateholders or (z) the Certificate Trustee for which the Certificate Trustee is entitled to seek reimbursement from the Trust Property, and (ii) that would be avoided if the Certificate Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if either the Certificate Issuer or the Bond Issuers shall agree to pay, and shall pay, such tax.

(g) If the Certificate Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Certificate Trustee for any reason, the Certificate Issuer (with the prior written approval of the Bond Issuers) shall promptly appoint a successor Certificate Trustee and Securities Intermediary. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Certificate Trustee shall be appointed by Act of the Certificateholders representing not less than a majority of the Outstanding Amount of the Certificates delivered to the Certificate Issuer, the Bond Trustees and the retiring Certificate Trustee, the successor Certificate Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Certificate Trustee and supersede the successor Certificate Trustee appointed as provided above. If no successor Certificate Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Holder of Certificates who has been a bona fide Holder of Certificates for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Certificate Trustee.

(h) The successor Certificate Trustee shall give notice of the resignation and removal of the Certificate Trustee and appointment of the successor Certificate Trustee by sending written notice of such event to the Holders as their names and addresses appear in the Certificate Register and to each Rating Agency and the Certificate Issuer. Each notice shall include the name of such successor Certificate Trustee and the address of the corporate trust office of such successor Certificate Trustee.

(i) The Certificate Issuer shall notify the Rating Agencies of any resignation and removal of the Certificate Trustee and appointment of a successor Certificate Trustee under this Section 6.09.

(j) Any removal or resignation of the Certificate Trustee shall also constitute a removal or resignation of the Securities Intermediary.

Section 6.10 Acceptance of Appointment by Successor. Every successor Certificate Trustee appointed hereunder shall execute, acknowledge and deliver to the Certificate Issuer and to the retiring Certificate Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Certificate Trustee shall become effective and such successor Certificate Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Certificate Trustee; but, on request of the Certificate Issuer or the successor Certificate Trustee, such retiring Certificate Trustee shall execute and deliver an instrument transferring to such successor Certificate Trustee all the rights, powers and trusts of the retiring Certificate Trustee and shall duly assign, transfer and deliver to such successor Certificate Trustee all property and money held by such retiring Certificate Trustee hereunder. Upon request of any such successor Certificate Trustee, the Certificate Issuer, the retiring Certificate Trustee and such successor Certificate Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Certificate Trustee all such rights, powers and trusts. No Certificate Trustee hereunder shall be liable for the acts or omissions of any successor Certificate Trustee.

No successor Certificate Trustee shall accept its appointment unless at the time of such acceptance such successor Certificate Trustee shall be qualified and eligible under this Article and any and all amounts due and payable to the predecessor Certificate Trustee have been paid.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Certificate Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Certificate Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Certificate Trustee, shall be the successor of the Certificate Trustee hereunder; provided, such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such event shall be promptly given to each Rating Agency. In case any Certificates shall have been authenticated, but not delivered, by the Certificate Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Certificate Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Certificate Trustee had itself authenticated such Certificates.

Section 6.12 Maintenance of Agencies.

(a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Certificate Trustee on behalf of the Certificate Issuer in respect of the Certificates or of this Certificate Indenture may be served. At no time shall there be any other such office or agency outside the United States. Such office or agency shall be initially at 100 Wall St., Suite 1600, New York, NY 10005, Attention: Bond Drop Windows. Written notice of any change of location thereof shall be given by the Certificate Trustee to the Certificate Issuer, the Bond Trustees, the Bond Issuers, the Certificateholders and the Rating Agencies. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Certificate Trustee.

(b) There shall at all times be a Certificate Registrar, an Authentication Agent and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a entity organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $50,000,000, shall have a long-term debt rating of at least “A” (or the equivalent thereof)” by Moody’s, Standard & Poor’s and Fitch, shall be authorized under such laws to exercise corporate trust powers and shall be subject to supervision by federal or state authorities. The Certificate Trustee shall initially be the Paying Agent, Authentication Agent, and, as provided in Section 2.06, Certificate Registrar hereunder. Each Certificate Registrar, if other than the Certificate Trustee, shall furnish to the Certificate Trustee, at stated intervals of not more than six months, and at such other times as the Certificate Trustee may request in writing, a copy of the Certificate Register.

(c) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any Person succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

(d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Certificate Trustee, the Certificate Issuer and the Bond Trustees. The Certificate Issuer (with the prior written approval of the Bond Issuers) may, and at the request of the Certificate Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent, the Bond Trustees and to the Certificate Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 6.12 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Certificate Trustee), the Certificate Issuer (with the prior written approval of the Bond Issuers) shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Certificate Trustee, to perform the functions of the Authorized Agent who has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Certificate Issuer shall give written notice of any such appointment made by it to the Certificate Trustee and the Bond Trustees; and in each case the Certificate Trustee shall send notice of such appointment to all Certificateholders as their names and addresses appear on the Certificate Register.

(e) Pursuant and subject to the Fee and Indemnity Agreement, the Bond Issuers have agreed to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses, and no Authorized Agent shall have any recourse against the Certificate Issuer or the Trust Property for payment of such amounts.

Section 6.13 Money for Certificate Payments To Be Held in Trust.

(a) All moneys deposited with any Paying Agent for the purpose of any payment on Certificates of any Tranche shall be deposited and held in trust for the benefit of the Certificateholders of such Tranche entitled to such payment, subject to the provisions of this Section 6.13.

The Certificate Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Certificate Indenture or for any other purpose, direct any Paying Agent to pay to the Certificate Trustee all sums held in trust by such Paying Agent, such sums to be held by the Certificate Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Certificate Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(b) The Certificate Trustee will cause each Paying Agent other than the Certificate Trustee to execute and deliver to the Certificate Trustee an instrument in which such Paying Agent shall agree with the Certificate Trustee (and, if the Certificate Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Certificate Trustee notice of any default under this Certificate Indenture of which it has actual knowledge in the making of any payment required to be made by the Certificate Issuer (or any other obligor on the Certificates) with respect to the Certificates;

(iii) at any time during the continuance of such default, upon the written request of the Certificate Trustee, forthwith pay to the Certificate Trustee all sums held by it in trust for the payment of the Certificates if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(iv) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Certificates of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

Section 6.14 Registration of Bonds in Certificate Trustee’s Name. The Certificate Trustee agrees that all Bonds of each Bond Issuer and all Eligible Investments, if any, shall be issued in the name of the Certificate Trustee or its nominee, on behalf of the Certificate Issuer, and held by the Certificate Trustee; or, if not so held, the Certificate Trustee or its nominee, on behalf of the Certificate Issuer, shall be reflected as the owner of such Bonds or Eligible Investments, as the case may be, in the register of the Bond Issuer of such Bonds or issuer of such Eligible Investments. In no event shall the Certificate Trustee invest in, or hold, Bonds or Eligible Investments in a manner that would cause the Certificate Trustee not to have the ownership interest in such Bonds or Eligible Investments under the applicable provisions of the Uniform Commercial Code in effect in the location where the Certificate Trustee holds such Bonds or Eligible Investments or other applicable law then in effect. The Certificate Trustee shall at all times maintain possession of the Bonds in the State of New York.

Section 6.15 Representations and Warranties of Certificate Trustee. The Certificate Trustee hereby represents and warrants that:

(a) the Certificate Trustee is validly existing as a national banking association in good standing under the laws of the United States;

(b) the Certificate Trustee has full power, authority and legal right to execute, deliver and perform this Certificate Indenture and the Basic Documents to which the Certificate Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Certificate Indenture and such Basic Documents; and

(c) when delivered by the Certificate Trustee, the Certificates will have been duly authenticated by the Certificate Trustee.

Section 6.16 Withholding Taxes; Information Reporting. The Certificate Trustee, as trustee for the assets of a grantor trust, shall exclude and withhold from each distribution of principal and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Certificate Trustee agrees that it will act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Certificateholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders may reasonably request from time to time. At the request of the Servicers, the Certificate Trustee agrees to execute on behalf of the Certificate Issuer and file any other information reports as it may be required to file with respect to taxes, including by reason of Treasury Regulations 1.671-5, such information reports to be prepared by the Servicers. For purposes of reporting on Internal Revenue Service Form 1041 (and any statement attached thereto) (such Form 1041s and any statements attached thereto to be prepared by the Servicers), Internal Revenue Service Form 1099 (if applicable) or any successor form thereto, the Certificate Trustee will separately set forth information reported with respect to each Tranche of Certificates.

Section 6.17 Obligations to Bond Trustees and Delaware Trustee. It is agreed by the parties hereto that the services of the Bond Trustees and the Delaware Trustee are an essential part of the transactions contemplated hereby. Therefore, to the extent amounts payable under the Fee and Indemnity Agreement to the Bond Trustees and/or the Delaware Trustee are not paid when due, the payment of such amounts shall be made by the Certificate Trustee and any amounts so paid or to be paid by the Certificate Trustee shall constitute expenses of the Certificate Trustee for which it is entitled to reimbursement under Section 6.07 of this Certificate Indenture and under Section 1(a) of the Fee and Indemnity Agreement. Notwithstanding the foregoing, the Delaware Trustee and the Bond Trustees shall not have recourse against the Certificate Trustee with respect to such amounts except to the extent the Certificate Trustee is reimbursed under the Fee and Indemnity Agreement or realizes against the Collateral under the Bond Indentures or pursuant to any Lien created by the Statute or the Financing Order with respect to such amounts.

Section 6.18 Custody of Trust Property. The Certificate Trustee shall hold such of the Trust Property (and any other property that may be granted to the Certificate Trustee) as consists of instruments, deposit accounts, securities accounts, investment property, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Certificate Trustee shall hold such of the Trust Property as constitutes investment property (but expressly excluding the Bonds) through the Securities Intermediary (which, as of the date hereof, is U.S. Bank National Association). The initial Securities Intermediary hereby agrees (and each future Securities Intermediary shall agree) with the Certificate Trustee that (a) such investment property shall at all times be credited to a securities account of the Certificate Trustee, (b) the Securities Intermediary shall treat the Certificate Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) the Securities Intermediary shall comply with entitlement orders originated by the Certificate Trustee without the further consent of any other Person, (e) the Securities Intermediary will not agree with any Person other than the Certificate Trustee to comply with entitlement orders originated by such other Person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien or right of set-off in favor of the Securities Intermediary or anyone claiming through it (other than the Certificate Trustee), and (g) such securities accounts shall be governed by the internal laws of the State of New York. Terms used in the preceding sentence that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC. Except as permitted by this Section 6.18, or elsewhere in this Certificate Indenture, the Certificate Trustee shall not hold Trust Property through an agent or a nominee.

Section 6.19 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Certificate Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Property may at the time be located or addressing divergent or conflicting interests among Holders of Certificates of separate Tranches of Certificates as a result of variations in terms of the respective underlying Bonds of corresponding Tranches, the Certificate Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Property, or any part hereof, and, subject to the other provisions of this Section 6.19, such powers, duties, obligations, rights and trusts as the Certificate Trustee may consider necessary or desirable in order to meet the legal requirements or to address the divergent or conflicting interests that led to the appointment of such co-trustee or separate trustee. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.08 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.09 hereof. Notice of any appointment shall be promptly given to each Rating Agency by the Certificate Trustee.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Certificate Trustee shall be conferred or imposed upon and exercised or performed by the Certificate Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Certificate Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Certificate Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Certificate Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Certificate Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Certificate Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Certificate Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Certificate Trustee or separately, as may be provided therein, subject to all the provisions of this Certificate Indenture, specifically including every provision of this Certificate Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Certificate Trustee. Every such instrument shall be filed with the Certificate Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Certificate Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Certificate Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Certificate Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE VII

SUPPLEMENTAL CERTIFICATE INDENTURES

Section 7.01 Supplemental Certificate Indentures Without Consent of Certificateholders. Without the consent of Certificateholders, the Certificate Issuer (with the prior written approval of the Bond Issuers) may, and the Certificate Trustee (subject to Section 7.03) shall, at any time and from time to time enter into one or more supplemental certificate indenture hereto, in form satisfactory to the Certificate Trustee, for any of the following purposes:

(a) to add to the covenants of the Certificate Issuer for the benefit of the Certificateholders, or to surrender any right or power herein conferred upon the Certificate Issuer;

(b) to correct or supplement any provision herein or in any supplemental certificate indenture that may be defective or inconsistent with any other provision herein or in any supplemental certificate indenture or to make any other provisions with respect to matters or questions arising under this Certificate Indenture; provided, however, that any such action shall not adversely affect in any material respect the interests of the Certificateholders;

(c) to cure any ambiguity or correct any mistake; or

(d) to qualify, if necessary, this Certificate Indenture (including any supplemental certificate indenture) under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Certificate Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted.

Section 7.02 Supplemental Certificate Indentures With Consent of Certificateholders. With the consent of the Certificateholders holding Certificates representing not less than a majority of the aggregate Outstanding Amount of Certificates of each Tranche affected thereby, by Act of said Certificateholders delivered to the Certificate Issuer, the Bond Trustees and the Certificate Trustee, the Certificate Issuer (with the prior written approval of the Bond Issuers) may, and the Certificate Trustee (subject to Section 7.03) shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Certificate Indenture or of modifying in any manner the rights and obligations of the Holders of Certificates of each such Tranche under this Certificate Indenture; provided, however, that no such supplemental certificate indenture shall, without the consent of the Certificateholder of each Outstanding Certificate affected thereby:

(a) reduce in any manner the amount of, or delay the timing of, any receipt by the Certificate Trustee of payments on the Bonds of any Bond Issuer or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Distribution Date, Special Distribution Date or other date specified herein applicable thereto;

(b) permit the disposition of any Bond of any Bond Issuer in the Trust Property except as permitted by this Certificate Indenture, or otherwise deprive any Holder of Certificates of any Tranche of the benefit of the ownership of the Bonds of any Bond Issuer of the corresponding Tranche in the Trust;

(c) reduce the percentage of the aggregate Outstanding Amount of the Certificates of any Tranche that is required for any such supplemental certificate indenture, or reduce such percentage required for any waiver or consent (of compliance with certain provisions of this Certificate Indenture or certain defaults hereunder and their consequences) provided for in this Certificate Indenture;

(d) modify any of the provisions of this Section, except to increase any percentage set forth herein or to provide that certain other provisions of this Certificate Indenture cannot be modified or waived without the consent of the Holder of each Certificate affected thereby; or

(e) adversely affect the status of the Certificate Issuer as a grantor trust for federal income tax purposes.

It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed supplemental certificate indenture, but it shall be sufficient if such Act shall approve the substance thereof. The Certificate Issuer shall give each Rating Agency five Business Days prior written notice of any such proposed supplemental certificate indenture. Promptly after the execution by the Certificate Issuer and the Certificate Trustee of any supplemental certificate indenture pursuant to this Section 7.02, the Certificate Trustee shall send to the Holders of the Certificates to which such supplemental certificate indenture relates a copy of such supplemental certificate indenture. Any failure of the Certificate Trustee to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental certificate indenture.

Section 7.03 Documents Affecting Immunity or Indemnity. If in the opinion of the Certificate Trustee any document required to be executed by it pursuant to the terms of Section 7.01 or 7.02 adversely affects any interest, right, duty, immunity or indemnity in favor of the Certificate Trustee under this Certificate Indenture, the Certificate Trustee may in its discretion decline to execute such document.

Section 7.04 Execution of Supplemental Certificate Indentures. In executing, or accepting the additional trusts created by, any supplemental certificate indenture permitted by this Article VII or the modifications thereby of the trusts created by this Certificate Indenture, the Certificate Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental certificate indenture is authorized or permitted by this Certificate Indenture and all conditions precedent have been satisfied.

Section 7.05 Effect of Supplemental Certificate Indentures. Upon the execution of any supplemental certificate indenture under this Article VII, this Certificate Indenture shall be modified in accordance therewith, and such supplemental certificate indenture shall form a part of this Certificate Indenture for all purposes; and every Holder of any Certificate theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 7.06 Conformity with Trust Indenture Act. Every supplemental certificate indenture executed pursuant to this Article VII shall conform to the requirements of the Trust Indenture Act as then in effect, so long as this Certificate Indenture shall then be qualified under the Trust Indenture Act.

Section 7.07 Reference in Certificates to Supplemental Certificate Indentures. Certificates authenticated and delivered after the execution of any supplemental certificate indenture pursuant to this Article may bear a notation in form approved by the Certificate Trustee as to any matter provided for in such supplemental certificate indenture; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.

ARTICLE VIII

AMENDMENTS AND SUPPLEMENTS TO BONDS, BOND INDENTURES AND OTHER BASIC DOCUMENTS

Section 8.01 Amendments and Supplements to Bonds, Bond Indentures and Other Basic Documents. In the event that the Certificate Issuer or the Certificate Trustee, as holder of the Bonds of each Tranche in trust for the benefit of the Holders of Certificates, receives a request for a consent to any amendment, modification, waiver or supplement under the Bonds of any Bond Issuer, any Bond Indenture or any other Basic Document to which the Certificate Issuer or the Certificate Trustee is a party, the Certificate Issuer shall forward such request for consent to the Certificate Trustee, and the Certificate Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement, to each Holder of Certificates of such Tranche registered on the Certificate Register as of such date. The Certificate Trustee shall request from such Certificateholders directions as to (a) whether or not the Certificate Trustee should take or refrain from taking any action that a holder of such Bond has the option to direct, (b) whether or not to give or execute or direct the Certificate Issuer to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Bond and (c) how to vote such Bond if a vote has been called for with respect thereto; provided, however, in the case of any change to the terms of, or modification to, the Bonds of any Bond Issuer, the Certificateholders may not direct any such action to be taken or direct whether or not to give or execute any such waiver, consent, amendment, modification or supplement that is not pursuant to the original terms of such Bonds, unless the Certificate Trustee obtains an Opinion of Counsel at the expense of the Certificate Issuer of independent tax counsel to the effect that after any such action, waiver, consent, amendment, modification or supplement the Certificate Issuer will continue to be treated as a “grantor trust” for federal income tax purposes. If such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of the Bonds of any Bond Issuer, the Certificate Trustee shall vote or consent with respect to such Bonds in the same proportion as the Certificates of the corresponding Tranche were actually voted by Acts of the Holders thereof delivered to the Certificate Trustee prior to two Business Days before the Certificate Trustee takes such action or casts such vote or gives such consent.

ARTICLE IX

SATISFACTION AND DISCHARGE

Section 9.01 Satisfaction and Discharge of Certificate Indenture. This Certificate Indenture shall cease to be of further effect with respect to the Certificates, and the Certificate Trustee, on reasonable demand of and at the expense of the Certificate Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Certificate Indenture with respect to the Certificates, upon the distribution to all Holders of Certificates and the Certificate Trustee of all amounts required to be distributed to them pursuant to this Certificate Indenture and the disposition of all property held as part of the Trust Property. The Certificate Issuer shall pay or provide for the payment of all remaining liabilities of the Certificate Trustee, but solely from amounts payable by the Bond Issuers under the Fee and Indemnity Agreement.

Notice of any distribution pursuant to the paragraph above shall be mailed promptly by the Certificate Trustee to Holders of Certificates then outstanding. Such notice shall specify the Distribution Date or Special Distribution Date, as the case may be, upon which the Holders of Certificates may surrender their Certificates to the

Certificate Trustee for payment of the final distribution and cancellation. Such notice shall be mailed (a) if with respect to a final distribution, as soon as practicable following receipt of notice from a Bond Trustee of a final payment on a corresponding Bond or (b) if with respect to a Special Payment, not earlier than the 60th day and not later than the 20th day next preceding such final distribution. Such notice shall specify (a) the Distribution Date or Special Distribution Date, as the case may be, upon which the proposed final payment of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Trustee therein specified, (b) the amount of any such proposed final payment and (c) that the Record Date otherwise applicable to such Distribution Date or the Special Record Date otherwise applicable to such Special Distribution Date, as the case may be, is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Trustee therein specified. The Certificate Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Holders of Certificates. Upon presentation and surrender of such Certificates, the Certificate Trustee shall cause to be distributed to the Holders thereof amounts distributable thereon on such Distribution Date or Special Distribution Date, as the case may be, pursuant to Section 4.02.

In the event that all of the Holders of Certificates shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Trustee shall give a second written notice to the remaining Holders of such Certificates to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Certificate Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Certificate Trustee shall be satisfied, after 60 days’ notice from the Certificate Issuer (with the prior written approval of the Bond issuers), is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Certificate Trustee shall pay such money to the Bond Trustees (pro rata based on the initial principal amount of the Bonds issued under each Bond Indenture) for deposit into the respective collection account of each such Bond Trustee or, if such collection account no longer exists, to the applicable Bond Issuer. The Certificate Trustee or the Bond Issuers shall give written notice thereof to the Bond Trustees, the Bond Issuers and the Certificate Issuer.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01 Certificates and Bonds Not Obligation of the State of Ohio or Sellers.

(a) The Certificate Issuer, as owner of the Bonds, does hereby pledge and agree with the Bond Issuers and the Holders of the Certificates that it will not act in a manner inconsistent with the State Pledge and will not take any action that would impair any rights of any Bond Issuer or the Holders of the Bonds of any Bond Issuer, the Phase-In-Recovery Property of any Bond Issuer or the Holders of Certificates. The Certificate Issuer hereby further agrees to treat the Bonds as debt of the Bond Issuers, secured by, among other things, the Phase-In-Recovery Property of any Bond Issuer and the equity of each Bond Issuer on deposit in its Capital Subaccount, for all purposes.

Each Bond Issuer has represented and warranted to its Bond Trustee, for the benefit of such Bond Issuer’s Bondholders, that it constitutes an “assignee” under Section 4928.23(B) of the Statute, that the Bonds issued by it constitute “bonds” under Section 4928.23(C) of the Statute, that such Bonds are entitled to the protections provided in Sections 4928.235 and 4928.2315 of the Statute, and that the Certificate Trustee, in its own name and as trustee of an express trust, as holder of the Bonds shall be, to the extent permitted by applicable state and federal law, entitled to enforce such Sections of the Statute.

(b) Each Certificate represents a fractional undivided beneficial interest in the Bonds and the proceeds thereof. The Bonds of a Bond Issuer represent the obligations only of that Bond Issuer and do not represent obligations of any other Bond Issuer.

Neither the Certificates nor the Bonds of any Bond Issuer represent an interest in or obligation of the State of Ohio, the PUCO or any political subdivision, governmental agency, authority or instrumentality of the State of Ohio or the Sellers or any of their respective Affiliates, except for CEI Funding LLC, which is an Affiliate of The Cleveland Electric Illuminating Company, OE Funding LLC which is an Affiliate of Ohio Edison Company, and TE Funding LLC, which is an Affiliate of The Toledo Edison Company. None of the Certificates, the Bonds of any Bond Issuer or the underlying Phase-In-Recovery Property of any Bond Issuer will be guaranteed or insured by the State of Ohio, the PUCO or any political subdivision, or any other governmental agency, authority or instrumentality of the State of Ohio or by the Sellers or any of their respective Affiliates.

Neither the full faith and credit nor the taxing power of the State of Ohio or the PUCO, or any other political subdivision, governmental agency or instrumentality of the State of Ohio is pledged to the payment of the principal of, purchase price of, or interest on, the Certificates or the Bonds of any Bond Issuer, or to the payments in respect of the Phase-In-Recovery Property of any Bond Issuer, nor are the State of Ohio or the PUCO, or any other political subdivision, governmental agency or instrumentality of the State of Ohio in any manner obligated to make any appropriation for the payment thereof.

Section 10.02 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Certificate Indenture, the Declaration of Trust or the Certificate Issuer, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Certificate Issuer, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

Section 10.03 No Recourse to Certificate Issuer. Notwithstanding any provision of this Certificate Indenture or any supplemental certificate indenture to the contrary, Holders shall have no recourse against the Certificate Trustee or the Certificate Issuer, but shall look only to the Trust Property with respect to any amounts due to the Holders hereunder and under the Certificates.

Section 10.04 Certificates Nonassessable and Fully Paid. Pursuant to Section 3803(a) of the Statutory Trust Statute, Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Certificateholders shall not be personally liable for obligations of the Certificate Issuer, the interests in the Certificate Issuer represented by the Certificates shall be nonassessable for any losses or expenses of the Certificate Issuer or for any reason whatsoever, and upon authentication of the Certificates by the Certificate Trustee pursuant to Section 2.04, the Certificates are and shall be deemed fully paid and non-assessable. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Certificate Issuer, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

Section 10.05 Notices.

(a) Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Certificate Indenture shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States mail, courier service, facsimile transmission or electronic mail (confirmed by telephone, United States mail or courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Certificate Issuer, to:

U.S. Bank Trust National Association, as Delaware Trustee

for the FirstEnergy Ohio PIRB Special Purpose Trust 2013

190 S. LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: First Energy Ohio PIRB Special Purpose Trust 2013

Facsimile: 312-332-7996

Telephone: 312-332-7496

E-mail: melissa.rosal@usbank.com

With a copy to the Administrative Trustee

if to the Certificate Trustee, to:

U.S. Bank National Association

190 S. LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: First Energy Ohio PIRB Special Purpose Trust 2013

Facsimile: 312-332-7996

Telephone: 312-332-7496

E-mail: melissa.rosal@usbank.com

if to the Delaware Trustee, to:

U.S. Bank Trust National Association, as Delaware Trustee

for the FirstEnergy Ohio PIRB Special Purpose Trust 2013

190 S. LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: First Energy Ohio PIRB Special Purpose Trust 2013

Facsimile: 312-332-7996

Telephone: 312-332-7496

E-mail: melissa.rosal@usbank.com

if to the Administrative Trustee, to:

The Cleveland Electric Illuminating Company, Ohio Edison Company and

The Toledo Edison Company

76 South Main Street

Akron, OH 43038

Attention: James W. Burk, Counsel of Record

Facsimile: 330-384-3875

Telephone: 330-384-5861

if to the CEI Bond Issuer, to:

CEI Funding LLC

c/o FirstEnergy Corp.

76 South Main Street

Akron, OH 44308

Attention: James W. Burk, Counsel of Record

Facsimile: 330-384-3875

Telephone: 330-384-5861

if to the OE Bond Issuer, to:

OE Funding LLC

c/o FirstEnergy Corp.

76 South Main Street

Akron, OH 44308

Attention: James W. Burk, Counsel of Record

Facsimile: 330-384-3875

Telephone: 330-384-5861

if to the TE Bond Issuer, to:

TE Funding LLC

c/o FirstEnergy Corp.

76 South Main Street

Akron, OH 44308

Attention: James W. Burk, Counsel of Record

Facsimile: 330-384-3875

Telephone: 330-384-5861

if to the Bond Trustee (for the respective Bond Issuers), to:

U.S. Bank National Association

190 S. LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: First Energy Ohio PIRB Special Purpose Trust 2013

Facsimile: 312-332-7996

Telephone: 312-332-7496

E-mail: melissa.rosal@usbank.com

if to the Rating Agencies, to:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Attention: Structured Credit Surveillance

E-mail: servicer-report@standardandpoors.com

Telephone: 212-438-8991

and

Moody’s Investors Service, Inc.

25th Floor, 7 World Trade Center, 250 Greenwich

New York, New York 10007

Attention: ABS/RMBS Monitoring Department

E-mail: ServicerReports@moodys.com

and

Fitch Ratings

One State Street Plaza

New York, New York 10004

Attention: ABS Surveillance

Telephone: 212-908-0500

Facsimile: 212-908-0355

(b) The Certificate Issuer, the Certificate Trustee, the Bond Issuers or the Bond Trustees, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c) Any notice or communication to Certificateholders shall be mailed by first-class mail to the addresses for each Certificateholder shown on the Certificate Register kept by the Certificate Registrar. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders.

(d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

(e) If the Certificate Issuer mails a notice or communication to the Certificateholders, it shall mail a copy to the Certificate Trustee, to each Paying Agent and to the Bond Issuers at the same time.

(f) Notwithstanding the foregoing, all communications or notices to the Certificate Trustee shall be deemed to be given only when received by a Responsible Officer of the Certificate Trustee.

Section 10.06 Governing Law. THIS CERTIFICATE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW. PURSUANT TO NEW YORK UCC SECTION 8-110(e)(1) AND, TO THE EXTENT APPLICABLE, NEW YORK UCC SECTION 9-304(b)(1), THE STATE OF NEW YORK IS THE JURISDICTION OF THE CERTIFICATE TRUSTEE, AS BANK OR SECURITIES INTERMEDIARY WITH RESPECT TO ANY SECURITIES ACCOUNT, AND THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION AND THE PRIORITY OF THE SECURITY INTEREST IN THE SECURITIES ACCOUNT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.07 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Certificate Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Certificate Indenture and shall in no way affect the validity or enforceability of the other provisions of this Certificate Indenture, or of the Certificates or the rights of the Certificateholders thereof.

Section 10.08 Conflict With Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Certificate Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of Sections 310 through 317 of the Trust Indenture Act that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Certificate Indenture) are a part of and govern this Certificate Indenture, whether or not physically contained herein.

Section 10.09 Effect of Headings and Table of Contents. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.10 Successors and Assigns; Delegation.

(a) All covenants, agreements, representations and warranties in this Certificate Indenture by the Certificate Trustee and the Certificate Issuer shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

(b) No party to this Certificate Indenture shall assign or delegate this Certificate Indenture or all or any part of its rights or obligations hereunder to any Person without the prior written consent of the other parties.

Section 10.11 Benefits of Certificate Indenture. Nothing in this Certificate Indenture or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Certificateholders and, to the extent provided herein, the Bond Issuers, any benefit or any legal or equitable right, remedy or claim under this Certificate Indenture.

Section 10.12 Legal Holidays. In any case where any date for any distribution in respect of any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Certificate Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such first date, and no interest shall accrue during the intervening period.

Section 10.13 Counterparts. For the purpose of facilitating the execution of this Certificate Indenture and for other purposes, this Certificate Indenture may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

Section 10.14 The Delaware Trustee. Each Certificateholder by accepting the Certificates, shall be deemed to acknowledge and agree that (a) each of the representations, undertakings and agreements herein made on the part of the Certificate Issuer, is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Certificate Issuer, (b) nothing herein contained shall be construed as creating any liability of U.S. Bank Trust National Association, individually or personally, to perform any covenant of the Certificate Issuer either expressed or implied contained herein, all such liability, if any, deemed waived and (c) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Certificate Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Certificate Issuer under this Certificate Indenture or the Certificates.

Section 10.15 Certificate Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Certificate Issuer or the Certificate Trustee on the Certificates or under this Certificate Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any settlor of the Certificate Issuer, the Certificate Trustee or the Delaware Trustee or (ii) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the Certificate Trustee, the Delaware Trustee or any settlor of the Certificate Issuer in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Certificateholder by accepting a Certificate specifically confirms the non recourse nature of these obligations and waives and releases all such liability. These waivers and releases are part of the consideration for issuance of the Certificates.

Section 10.16 No Petition. The Certificate Trustee, by entering into this Certificate Indenture, and each Certificateholder, by accepting a Certificate (or interest therein) issued hereunder, hereby covenants and agrees that they shall not, prior to the date which is one year and one day after the termination of this Certificate Indenture, acquiesce, petition or otherwise invoke or cause the Certificate Issuer or the Delaware Trustee under the Declaration of Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Certificate Issuer under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Certificate Issuer or any substantial part of the Trust Property, or ordering the dissolution, winding up or liquidation of the affairs of the Certificate Issuer. Nothing in this paragraph shall preclude, or be deemed to estop, such Certificateholder or the Certificate Trustee (A) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Certificate Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Certificate Issuer which is filed or commenced by or on behalf of a Person other than such Certificateholder and is not joined in by such Certificateholder (or any Person to which such holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the Certificate Issuer hereunder) under or pursuant to any such law, or (B) from commencing or prosecuting any legal action which is not an involuntary case or proceeding under or pursuant to any such law against the Certificate Issuer or any of its properties.

Section 10.17 Trustee Capacities; Affiliated Parties. Each of the Certificateholders by accepting the Certificates, shall be deemed to acknowledge and consent to U.S. Bank Trust National Association acting in the capacity of Delaware Trustee and U.S. Bank National Association acting in the capacities of Bond Trustee and Certificate Trustee.

Section 10.18 Waiver of Jury Trial. EACH OF THE CERTIFICATE ISSUER AND THE CERTIFICATE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CERTIFICATE INDENTURE, THE CERTIFICATES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.19 Rule 17g-5 Compliance.

(a) The Certificate Trustee agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Certificate Trustee to any Rating Agency under this Certificate Indenture or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Certificates or undertaking credit rating surveillance of the Certificates shall be provided, substantially concurrently, to the Servicers for posting on a password-protected website (the “17g-5 Website”). The Servicers shall be responsible for posting all of the information on the 17g-5 Website.

(b) The Certificate Trustee will not be responsible for creating or maintaining the 17g-5 Website, posting any information to the 17g-5 Website or assuring that that the 17g-5 Website complies with the requirements of this Certificate Indenture, Rule 17g-5 or any other law or regulation. In no event shall the Certificate Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance by the 17g-5 Website with this Certificate Indenture, Rule 17g-5 or any other law or regulation. The Certificate Trustee shall have no obligation to engage in or respond to any oral communications with respect to the transactions contemplated hereby, any transaction documents relating hereto or in any way relating to the Certificates or for the purposes of determining the initial credit rating of the Certificates or undertaking credit rating surveillance of the Certificates with any Rating Agency or any of its respective officers, directors or employees. The Certificate Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Servicers, the Rating Agencies, a nationally recognized statistical rating organization (“NRSRO”), any of their respective agents or any other party. Additionally, the Certificate Trustee shall not be liable for the use of the information posted on the 17g-5 Website, whether by the Servicers, the Rating Agencies, an NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

IN WITNESS WHEREOF, the Certificate Issuer and the Certificate Trustee have caused this Certificate Indenture to be duly executed by duly authorized officers or representatives, all as of the day and year first above written.

FirstEnergy Ohio PIRB Special Purpose Trust 2013

By:	U.S. Bank Trust National Association,
not in its individual capacity but solely as Delaware Trustee

By:	/s/ Melissa Rosal
Name:	Melissa Rosal
Title:	Vice President

U.S. Bank National Association
as Certificate Trustee and Securities Intermediary

By:	/s/ Melissa Rosal
Name:	Melissa Rosal
Title:	Vice President

EXHIBIT A

FORM OF CERTIFICATE

REGISTERED NO. [    ]

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013

TRANCHE A-[    ]

PASS-THROUGH TRUST CERTIFICATE

INTEREST RATE	SCHEDULED FINAL DISTRIBUTION DATE	FINAL MATURITY DATE	CUSIP
[ ]	January 15, 20[ ]	January 15, 20[ ]	[ ]

REGISTERED OWNER: Cede & Co.

PRINCIPAL AMOUNT: $[            ]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS CERTIFICATE HAS NO RECOURSE TO THE TRUST (AS DEFINED BELOW) AND AGREES TO LOOK ONLY TO THE TRUST PROPERTY, AS DESCRIBED IN THE CERTIFICATE INDENTURE, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE TRUST OF THIS TRANCHE A-[    ] CERTIFICATE UNDER THE TERMS OF THE CERTIFICATE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN THE CERTIFICATE INDENTURE. THE HOLDER OF THIS TRANCHE A-[    ] CERTIFICATE HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE TRANCHE A-[    ] CERTIFICATES, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE TRUST ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE TRUST UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE TRUST WHICH IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE TRUST HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION WHICH IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE TRUST OR ANY OF ITS PROPERTIES.

Each Holder of a Certificate, by acceptance of a Certificate, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Bond Issuer or the Bond Trustee on the Bonds or under the Bond Indenture or any certificate or other writing delivered in connection therewith, against (i) any owner of a limited liability company interest in the Bond Issuer or (ii) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the Bond Trustee, the managers of the Bond Issuer or any owner of a limited liability company interest in the Bond Issuer in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing.

This Certificate evidences a fractional undivided beneficial interest in the bonds issued by CEI Funding LLC, a Delaware limited liability company, OE Funding LLC, a Delaware limited liability company, and TE Funding LLC, a Delaware limited liability company (collectively, the “Bonds”), and the other Trust Property, held by a trust or registered assigns, as more fully described herein. The Bonds of a Bond Issuer represent the obligations only of that Bond Issuer, and do not represent obligations of any other Bond Issuer.

This Certificate does not represent an interest in or obligation of the State of Ohio, the Public Utilities Commission of Ohio (the “PUCO”) or any political subdivision, governmental agency, authority or instrumentality of the State of Ohio or The Cleveland Electric Illuminating Company, Ohio Edison Company or The Toledo Edison Company. None of the Certificates, the Underlying Bonds or the underlying Phase-In-Recovery Property will be guaranteed or insured by the State of Ohio, the PUCO or any political subdivision, or any other governmental agency, authority or instrumentality of the State of Ohio or by the Sellers or any of their respective Affiliates.

Neither the full faith and credit nor the taxing power of the State of Ohio, or the PUCO, or any other political subdivision, governmental agency or instrumentality of the State of Ohio is pledged to the payment of the principal of, purchase price of, or interest on, the Certificates or the Bonds, or to the payments in respect of the Phase-In-Recovery Property of any Bond Issuer, nor are the State of Ohio or the PUCO, or any other political subdivision, governmental agency or instrumentality of the State of Ohio in any manner obligated to make any appropriation for the payment thereof.

To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Certificate Indenture (defined below).

THIS CERTIFIES THAT CEDE & CO., as nominee for The Depository Trust Company, for value received, is the registered owner of a Principal Amount (stated above) of nonassessable, fully-paid, fractional undivided beneficial interest in the Bonds and other Trust Property held by FirstEnergy Ohio PIRB Special Purpose Trust 2013 (the “Trust”) or registered assigns. The Trust has been continued pursuant to an Amended and Restated Declaration of Trust dated as of June 20, 2013 (the “Declaration of Trust”) by U.S. Bank Trust National Association, as Delaware Trustee (the “Delaware Trustee”), the Bond Issuers, acting jointly as settlors thereunder, and The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company, as Administrative Trustee. This Certificate is issued under and is subject to the terms, provisions, and conditions of, a Certificate Indenture dated as of June 20, 2013 (the “Certificate Indenture”), by and among U.S. Bank National Association, as certificate trustee (the “Certificate Trustee”), and the Trust, a summary of certain of the pertinent provisions of which is set forth below. This Certificate is one of the duly authorized Tranche of Certificates designated as “FirstEnergy Ohio PIRB Special Purpose Trust 2013 Pass-Through Trust Certificates, Tranche A-[    ]” (herein called the “Tranche A-[    ] Certificates”). The Tranche A-[    ] Certificates are one of a Tranche of Certificates issued under the Certificate Indenture (such Tranche A-[    ] Certificates, together with other Tranches of Certificates issued on the date hereof under the Certificate Indenture being herein called the “Certificates”). The holder of this Certificate (the “Holder”), by virtue of its acceptance hereof, assents and agrees to be bound by the terms of the Certificate Indenture and the Declaration of Trust. This Tranche A-[    ] Certificate represents a fractional undivided beneficial interest in the Bonds issued by CEI Funding LLC, as CEI Bond Issuer, OE Funding LLC, as OE Bond Issuer, and TE Funding LLC, as TE Bond Issuer, together with the payments on and proceeds of the Bonds and other Trust Property. Holders of each Tranche of Certificates will receive payments received by the Certificate Issuer on the corresponding Tranche of Bonds of each Bond Issuer (with payments of principal due and payable on the Bonds of a Bond Issuer as a result of an Event of Default (assuming all Bonds have been declared immediately due and payable) under that Bond Issuer’s Bond Indenture, or upon the Final Maturity Date, to be paid pro rata based on the respective principal amounts of such Bonds). Certificateholders may also receive payments as a result of a sale by the Certificate Trustee of any Bond pursuant to Article V of the Certificate Indenture or as a result of the institution by the Certificate Trustee of a judicial proceeding pursuant to Section 5.03 of the Certificate Indenture. The Bonds are secured by a security interest in the property right created under the Statute, pursuant to the order of the PUCO, issued on October 10, 2012, as amended by the entry on rehearing issued by the PUCO on December 19, 2012 and as further amended by the entry nunc pro tunc issued by the PUCO on January 9, 2013 (the “Financing Order”), representing the irrevocable right of each of The Cleveland Electric Illuminating Company, Ohio Edison Company or The Toledo Edison Company or their assignees (i.e., the Bond Issuers) to receive a certain nonbypassable charge (as adjusted from time to time) from certain retail customers of The Cleveland Electric Illuminating Company’s, Ohio Edison Company’s or The Toledo Edison Company’s respective distribution systems, together with certain related collateral, all as more fully described in the Bond Indentures.

The aggregate principal amount of all Certificates of all Tranches issued under the Certificate Indenture equals the aggregate principal amount of the Bonds of all Tranches of each Bond Issuer, and all such Certificates are and will be equally secured by the pledge and covenants made therein, except as otherwise expressly provided or permitted in the Certificate Indenture.

Subject to and in accordance with the terms of the Certificate Indenture, there will be distributed on each January 15 and July 15 of each year or, if any such day is not a Business Day, the next succeeding Business Day (each, a “Distribution Date”), commencing on January 15, 2014 to the Person in whose name this Certificate is registered at the close of business on the last Business Day immediately preceding the related Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each, a “Record Date”), such Holder’s share of the payments made on the corresponding Tranche of Bonds of each Bond Issuer due on the related Payment Date, the receipt of which has been confirmed by the Certificate Trustee. Subject to and in accordance with the terms of the Certificate Indenture, in the event that a Special Payment on a corresponding Tranche of Bonds of a Bond Issuer is received by the Certificate Trustee, from funds then available to the Certificate Trustee, there will be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered on the Record Date preceding the Special Distribution Date, as applicable, such Holder’s share of such amount. The Special Distribution Date will be determined as provided in the Certificate Indenture. The Certificate Trustee will mail notice of each Special Payment and the related Special Distribution Date to the Holder as provided in the Certificate Indenture.

Distributions on this Certificate will be made as provided in the Certificate Indenture by the Certificate Trustee by wire transfer or check mailed to the Holder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Certificate Indenture and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Paying Agent or the office or agency maintained for that purpose by the Certificate Trustee in The City of New York.

The Trust, as owner of the Bonds, has pledged and agreed with the Bond Issuers and the Holders of the Certificates that it will not act in a manner inconsistent with the State Pledge and will not take any action that would impair any rights of any Bond Issuer or the holders of the Bonds of any Bond Issuer, the Phase-In-Recovery Property of any Bond Issuer or the Holders of Certificates.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Certificate Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Certificate Indenture or any other Basic Document or be valid for any purpose.

THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

Any reduction in the principal amount of any Certificate effected by any distribution in respect of principal thereof shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof, whether or not noted thereon.

It is expressly agreed and understood by the parties hereto that (a) this Certificate is executed by U.S. Bank Trust National Association and authenticated and delivered by U.S. Bank National Association, not individually or personally but solely as Delaware Trustee and Certificate Trustee, respectively, on behalf of the Trust in the exercise of the powers and authority conferred and vested in them, (b) the representations, undertakings and agreements herein made by the Delaware Trustee and Certificate Trustee on behalf of the Trust are made and intended not as personal representations, undertakings and agreements of either trustee, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association or U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied herein, except in their capacity as Delaware Trustee and Certificate Trustee, respectively, all such liability being expressly waived by all Persons, and (d) under no circumstances shall U.S. Bank Trust National Association or U.S. Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust, or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under the Certificate Indenture.

IN WITNESS WHEREOF, the Delaware Trustee on behalf of the Trust has caused this Certificate to be duly executed.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013

By:	U.S. Bank Trust National Association,
not in its individual capacity but solely as Delaware Trustee

By:
	Name:	Melissa Rosal
	Title:	Vice President

CERTIFICATE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Date: June 20, 2013

This is one of the Certificates referred to in the within-mentioned Certificate Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Trustee,

By:
Name: Melissa Rosal Title: Vice President

[FORM OF REVERSE OF CERTIFICATE]

The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Certificate Indenture. All payments or distributions made to Holders under the Certificate Indenture shall be made only from the Trust Property and only to the extent that the Certificate Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Certificate Indenture. Each Holder, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Certificate Indenture. Subject to the terms, limitations and exceptions in the Certificate Indenture, amounts paid to the Holders under the Certificate Indenture shall be allocated to principal on the Certificates to the extent such amounts represented principal payments on the Bonds of the corresponding Tranche of each Bond Issuer and shall be allocated to interest on the Certificates to the extent such amounts represented interest on the Bonds of the corresponding Tranche of each Bond Issuer. This Certificate does not purport to summarize the Certificate Indenture and reference is made to the Certificate Indenture for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Certificate Indenture may be examined during normal business hours at the principal office of the Certificate Trustee, and at such other places, if any, designated by the Certificate Trustee, by any Holder upon request.

The Certificate Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Holders under the Certificate Indenture at any time by the Trust and the Certificate Trustee with the consent of the Holders holding Certificates representing not less than a majority of the aggregate Outstanding Amount of Certificates of each affected Tranche issued by the Trust. Any such amendment or modification adopted in accordance with the Certificate Indenture shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Certificate Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Certificate Indenture and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Certificate Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations and of a like Tranche and aggregate principal amount will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Minimum Denominations of $100,000 Original Principal Amount or integral multiples of $1,000 in excess thereof, except for one Certificate of each Tranche which may be of a smaller denomination. As provided in the Certificate Indenture and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations and of a like Tranche and aggregate principal amount, as requested by the Holder surrendering the same.

The Holder, by purchase of this certificate, will be deemed to represent that such purchase will not result in a non-exempt prohibited transaction under the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, and, in each case, the rules and regulations thereunder.

Each Certificateholder, by acceptance of a Certificate, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Certificate Issuer or the Certificate Trustee on the Certificates or under the Certificate Indenture or any certificate or other writing delivered in connection therewith, against (i) any settlor of the Certificate Issuer, the Certificate Trustee or the Delaware Trustee or (ii) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the Certificate Trustee, the Delaware Trustee or any settlor of the Certificate Issuer in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing.

No service charge will be made for any such registration of transfer or exchange, but the Certificate Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Certificate Trustee, the Certificate Registrar, and any agent of the Certificate Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Certificate Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Certificate Indenture shall terminate with respect to the Certificates upon the distribution to the Holders of all amounts required to be distributed to them pursuant to the Certificate Indenture and the disposition of all property held as part of the Trust Property, except certain indemnity obligations of the Bond Issuers to the Certificate Trustee under the Fee and Indemnity Agreement.